                                                                  EXECUTION COPY

                    THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into as of December 23, 1996 (the "Signature Date"), effective as of November 1, 1996, by and between SOUTH TEXAS SPINAL CLINIC, .A., a Texas professional association (the "Medical Group"), and BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Management Company"), with reference to the following facts:


         A. The Medical Group is engaged in the business (the "Medical Business") of providing orthopedic medical and surgical services and related medical and ancillary services to the general public.

         B. The Management Company is a corporation engaged in the business (the "Management Business") of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

         C. Concurrently herewith, the Management Company and the Medical Group have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), pursuant to which the Management Company has acquired substantially all of the assets of the Medical Group.

         D. The Management Company and the Medical Group now desire to enter into this Management Services Agreement, pursuant to which, among other things, the Management Company will render certain management and administrative services to the Medical Group.

         NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

         SECTION I. Retention of the Management Company.

         1.1.     RETENTION.

         The Medical Group hereby retains the Management Company to provide all of the management and related services identified or referenced in Section 3 hereof and as otherwise required by this Agreement (collectively, the "Management Services"), and the Management Company hereby accepts such retention and agrees to provide such services, upon the terms and subject to the conditions set forth herein.

         1.2.     EXCLUSIVITY.

         During the term of this Agreement, the Management Company shall be the exclusive provider of all management and administrative services utilized by the

Medical Group; provided, however, that the Medical Group may contract directly with or otherwise engage individuals or companies for the provision of accounting, legal, consulting, or other professional or advisory services (provided that such services shall be in addition to, and not in replacement of, the services to be provided by the Management Company hereunder), all in the sole discretion of the Medical Group and at the sole cost of the Medical Group.

         1.3.     RELATIONSHIP OF PARTIES.

         Notwithstanding anything contained herein to the contrary, (a) the Management Company and the Medical Group intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, or employment relationship between the parties, and (b) the Management Company is hereby engaged solely to provide management and administrative services to the Medical Group and shall not interfere with, control, direct, or supervise the Medical Group or any medical professional employed by the Medical Group in connection with the provision of professional medical services.

         1.4.   NO REFERRAL OBLIGATION.

         The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral, purchase, or any other arrangement for the provision of any item or service to or for any of the Medical Group's patients in or from any medical facility or laboratory or from any other entity owned, operated, controlled, or managed by the Management Company. The Management Company shall provide prior written notice to the Medical Group before acquiring any ownership, investment interest, or control in, or entering into any agreement or arrangement pursuant to which the Management Company would become responsible for all or any part of the operations or management of, any medical facility, laboratory, or any provider or supplier of ancillary services, diagnostic or therapeutic equipment, prosthetic or orthotic devices, medical supplies, or other items or services furnished to or for use by patients, but only if any of the foregoing is located in California or serves the geographic area served by the Medical Group.

         SECTION 2.    TERM.

         Provided that the Closing under the Asset Purchase Agreement shall have occurred as provided therein, and subject to such start-up procedures as the parties may agree upon for purposes of facilitating the transition of responsibilities required by this Agreement, the performance of services under this Agreement shall commence as of November 1, 1996 (the "Commencement Date") and shall expire on the fortieth anniversary of the Commencement Date unless terminated earlier pursuant to the terms hereof (the "Base Term"). The Base Term of this Agreement shall be automatically extended for additional terms ("Additional Terms" and together with the Base Term, the "Term") of five years each, unless either party delivers to the other party, not less than six (6)

months nor more than nine (9) months prior to the expiration of the then-current Term, written notice of such party's intention not to extend the Term of this Agreement.

         SECTION 3.   MANAGEMENT SERVICES.

         3.1.     MANAGEMENT SERVICES GENERALLY.

          (a) The Management Company shall be the sole and exclusive manager and administrator of all day-to-day business functions for the Medical Group, subject to the provisions of Section 1.2 hereof. The Management Company shall provide all of the management and administrative services reasonably required by the Medical Group in connection with the provision of any and all of the Medical Group Services and as otherwise provided in this Agreement, including without limitation the services described in Sections 3.2 through 3.17 hereof.

          (b) Without limiting the generality of the provisions of Section 3.1(a), the Management Services shall include such management and administrative services as may be reasonably required in connection with (i) all of the offices (including New Medical Offices) of the Medical Group, and (ii) all professional services and all ancillary services furnished by the Medical Group.

          (c) Additionally, the full range of Management Services as described in this Agreement shall be applicable with respect to the items identified as Medical Group Costs in Section 5.7 hereof, except that such Medical Group Costs shall be paid by the Medical Group rather than by the Management Company. Accordingly, the Management Company shall provide accounting, bookkeeping, and related services with respect to all such costs.

          (d) The Management Company may enter into such contracts and agreements with outside services and suppliers as the Management Company shall reasonably deem necessary in connection with the provision of the Management Services, and, to the extent permitted by applicable law, such contracts and agreements shall, except as otherwise expressly provided in this Agreement, be in the name of the Management Company. The Management Company shall have no authority, directly or indirectly, to perform, and shall not perform or enter into any agreement to perform, Medical Services or any other medical function required by law to be performed by a licensed physician or by any other licensed health care professional.

          (e) The Management  Company shall comply in all material respects with

all  applicable  material  Federal,  state  and  local  laws,  regulation,   and
ordinances  in  connection  with  the  provision  of  the  Management   Services
hereunder.

         3.2.     PREMISES.

          (a) The Medical Group, as of the Commencement Date of this Agreement, provides Medical Services at the following locations:

                (i) Suite Lease between Meadows Enterprises, L.C., as Lessor, and Medical Group, as Lessee, dated March 1, 1994 for premises commonly known as Suites 220 and 300, 7614 Louis Pasteur, San Antonio, TX;

                (ii) Suite Lease between International Bank of Commerce, Inc., as Lessor, and Medical Group, as Lessee, dated September 7, 1994 for premises commonly known as Suite 106, 12602 Toepperwein, San Antonio, TX;

                (iii) Suite Lease between Memorial Professional Services Inc., as Lessor, and Medical Group, as Lessee, dated January 23, 1995 for premises commonly known as Suite 209, 8711 Village Drive, San Antonio, TX;

                (iv) Suite Lease between S.W.R.O.E., Inc. as Lessor, and Medical Group, as Lessee dated April 30, 1996 for premises commonly known as 209 Village Blvd., Suite 1, Laredo, TX;

                (v) Suite Sub-Lease arrangement between J. Peter Forney, III, M.D., P.A., and Medical Group dated February 28, 1996 at 712 North Houston Street, New Braunfels, TX;

                (vi) Suite Sub-Lease arrangement between Crossroads Orthopedics, P.A., and Medical Group dated March 19, 1996 at 115 Medical Drive, Suite 101, Victoria, TX; and

                (vii) Suite Lease arrangement between Medplex Rentals and Medical Group dated December 1, 1996, Beeville, TX.

Immediately prior to the Commencement Date of this Agreement, all of the above-identified premises were leased to the Medical Group, in the Medical Group's name. Effective from and after the Commencement Date of this Agreement, each of the leases of such premises are to be assigned from the Medical Group to the Management Company pursuant to an assignment substantially in the form of the Assignment of Lease attached hereto as Exhibit D. Additionally, the Management Company shall sublease each of such premises to the Medical Group pursuant to a sublease (each, an "Office Sublease") substantially in the form of the Office Sublease attached hereto as Exhibit E, in consideration of the payments to be made by the Medical Group under such Office Sublease. The parties intend that the payments to be made by the Medical Group to the Management Company pursuant to an Office Sublease shall equal the amounts payable by the

Medical Group to the landlord under the assigned lease corresponding to such Office Sublease. Upon the expiration of each of the premises leases assigned in accordance with this Section 3.2(a), the Management Company shall use its best efforts to enter into a new lease, in the name of the Management Company, with the landlord of such premises, and the parties shall amend the applicable

Office Sublease or enter into a new sublease relating to such new premises lease; provided, however, that the approval of the Medical Group, which shall not be unreasonably withheld, shall be required in the event of any substantial changes in the terms of the premises lease, and if the Medical Group does not give such approval, the failure to enter into such new premises lease shall not constitute a default of the Management Company. Each assigned lease and each new lease entered into between the Management Company and the landlord is referred to herein as an "Office Lease."

          (b) A New Medical Office (as hereinafter defined) may be opened only upon the agreement of the Medical Group and the Management Company. The capital costs and start-up costs reasonably required in connection with the opening of any New Medical Office shall be borne as set forth in Section 5 hereof. The premises of any New Medical Office shall be leased to the Management Company, in the Management Company's name, and the Medical Group shall not be required to lease any such premises. Additionally, the Management Company shall sublease such premises to the Medical Group pursuant to a sublease substantially in the form of the Sublease attached hereto as Exhibit E, in consideration of the payments to be made by the Medical Group under such sublease.

          (c) The closing or relocation of any offices of the Medical Group shall be subject to agreement by the Medical Group and the Management Company.

          (d) The premises services to be provided by the Management Company shall include, without limitation, the negotiation and renegotiation of leases, provision of ongoing liaison with the landlords of the respective office premises of the Medical Group, identification of potential new locations for Medical Group offices, financial analysis relating to the opening, closing, and relocation of offices, arranging for necessary repairs, maintenance and improvements, procurement of property insurance, arranging for telephone and other utility services, arranging for hazardous waste disposal, and all other reasonably necessary or appropriate services related to all of the office premises of the Medical Group.

          (e) The  Management  Company  also  shall  provide  all  necessary  or appropriate leasehold improvements to each of the premises, subject to prior approval as provided in Section 8.2 hereof.

          (f) The Medical Group acknowledges that the Management Company makes no warranties or representations, expressed or implied, regarding the condition of any of the leased premises.

          3.3. Equipment.

          (a) The Management Company shall provide to the Medical Group all of the diagnostic and therapeutic medical equipment reasonably required by the Medical Group in connection with the provision of Medical Group Services (the "Medical Equipment"). All Medical Equipment shall be provided by the Management Company to the Medical Group in consideration of the rental payments to be made by the Medical Group to the Management Company pursuant to an equipment lease substantially in the form of the Medical Equipment Master Lease Agreement attached hereto as Exhibit F. As used herein, the term Medical Equipment shall not include medical equipment used in connection with a New Ancillary Service (as hereinafter defined).

          (b) The Management Company also shall provide to the Medical Group all furniture, furnishings, trade fixtures, and office equipment reasonably required in connection with the provision of Medical Group Services pursuant to this Agreement (collectively, "FF&E"). The Management Company shall acquire, at its cost, all FF&E, and the Management Company shall retain ownership of all FF&E. The Management Fee payable to the Management Company under this Agreement is intended to compensate the Management Company for the provision of FF&E for use by the Medical Group. As used herein, the term FF&E does not include furniture, furnishings, trade fixtures, and office equipment used in connection with a New Ancillary Service.

          (c) The Medical Equipment and the FF&E are sometimes referred to collectively as the "Equipment." The acquisition, replacement, relocation, or other disposition of any Equipment shall require prior approval as provided in
Section 8.2 hereof.

          (d) The Management Company's obligations with respect to the Equipment are subject and subordinate to the provisions and obligations contained in any financing, security interest, mortgage, lien or other encumbrance the Management Company may, in its reasonable discretion, place upon the Equipment through an unaffiliated third party. The Medical Group shall use the Equipment only in connection with its provision of the Medical Group Services, and the Medical Group shall not alter, repair, augment, or remove the Equipment from the premises of the Medical Group without the prior written consent of the Management Company and any lessor thereof, which approval may be granted or withheld in the Management Company's or such lessor's sole discretion. To the extent the Equipment is utilized by the Medical Group in the provision of

Medical Group Services, the Medical Group shall have the right to exercise reasonable control over the use of such Equipment.

          (e) From time to time, and as reasonably requested by the Medical Group, the Management Company shall use reasonable efforts to cause the Equipment manufacturer or its authorized agent to provide service and maintenance for the Equipment as needed to maintain the Equipment in an operable condition, so that all such Equipment shall function continuously (subject to interruptions not reasonably avoidable) in accordance with the manufacturer's specifications and so that all conditions imposed by the manufacturer to maintaining the continued effectiveness of any warranty on such Equipment shall be satisfied. The Management Company shall take all reasonable steps to provide that all necessary service and maintenance is obtained in a prompt and timely manner, so as to minimize the amount of time that any of the Equipment is not available for usage by or for patients of the Medical Group.

          (f) THE MEDICAL GROUP ACKNOWLEDGES THAT THE MANAGEMENT COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT PROVIDED TO THE MEDICAL GROUP PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN CONDITION OF THE EQUIPMENT, THE CONFORMANCE THEREOF TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING DISCLAIMER, THE MANAGEMENT COMPANY DOES WARRANT TO THE MEDICAL GROUP THAT THE X-RAY EQUIPMENT AND THE COMPUTER HARDWARE AND COMPUTER SOFTWARE THAT THE MANAGEMENT COMPANY SELECTS FOR USE BY THE MEDICAL GROUP SHALL BE SUITABLE FOR USE BY THE MEDICAL GROUP FOR SUCH INTENDED USES. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Medical Group to select and use any Equipment acquired by the Management Company in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

         3.4.     NEW ANCILLARY SERVICES.

          (a) For purposes of this Agreement, "New Ancillary Services" means the technical component (but not the professional component) of the following, except as set forth in Schedule I:

                (i) Physical therapy;

                (ii) Magnetic resonance imaging and/or other imaging services (except diagnostic radiology);

                (iii) Outpatient surgery;

                (iv) Densitometry; and

                (v) Other revenue-producing services generally recognized as ancillary services, but excluding the following:

                    (A) Plain film radiography;

                    (B) Any other services provided on a regular basis by the Medical Group immediately prior to the Commencement Date of this Agreement, including without limitation (1) other diagnostic radiology (if any) and (2) ultrasound for pediatric patients; and

                    (C) Any service performed in connection with new Medical Equipment acquired to replace existing Medical Equipment so long as the new Medical Equipment performs substantially the same functions as the replaced Medical Equipment.

New Ancillary Services do not include the sale or provision of (or services rendered in connection with) prosthetics, prosthetic devices, orthotics, braces, splints, appliances, crutches, casts, or any other supplies or similar items which are billable to patients or payors.

          (b) New Ancillary Services may be established only upon agreement of the Medical Group and the Management Company. Such agreement shall be memorialized in a written agreement executed by the parties (or in a written amendment to this Agreement) under which the Management Company agrees to provide all of the Management Services described in this Section 3 in connection with such New Ancillary Service, and for which the Management Company shall be compensated as described in Section 5.8 of this Agreement, except as otherwise agreed by the parties.

         3.5.     ADMINISTRATION, FINANCE AND ACCOUNTING.

          The Management Company shall provide or arrange for the provision of all administrative, financial, and accounting functions necessary for the operation of the Medical Group, including without limitation --

          (a) Creation and maintenance of bank accounts.

          (b) Deposits of receipts.

          (c) Preparing accounts  receivable summary reports,  including various analyses of delinquent accounts.

          (d) Receiving appropriate approvals as required by the Medical Group's General Partnership Agreement prior to distribution of payments to outside parties; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the General Partnership Agreement.

          (e) Disbursement of payables, including payables of the Medical Group; provided, however, that payables of the Medical Group shall be paid from an account of the Medical Group and not from the Management Company's Operating Account, and all checks drawn on any Medical Group account shall be signed by a partner in the Medical Group or other authorized representative of the Medical Group.

          (f) Negotiation of vendor contracts.

          (g)   Performing   monthly   accounting   functions,   including  bank
reconciliations, maintenance of books and records, and preparation of financial statements.

          (h) Analyzing financial data as reasonably requested by physicians.

          (i) Analyzing potential new office locations, and coordinating all functions associated with opening new office locations.

          (j) Preparing monthly financial and medical practice statistics reports:

                (i) By satellite office; and

                (ii) By physician

          (k) Providing from the Medical Group's bank account(s) monthly draws to physicians and professional corporations pursuant to service agreements, monthly profit and loss distributions, and quarterly bonus calculations; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the General Partnership Agreement; provided, further, that all checks drawn on any Medical Group account shall be signed by a partner in the Medical Group or other authorized representative of the Medical Group.

          (1) Calculating physicians' and professional corporations' annual earnings based on the Medical Group's profit and loss distribution formulas.

          (m) Ongoing day-to-day communication with the managing partner and assisting the managing partner in fulfilling his responsibilities.


          (n) Preparing agendas and information packages for Medical Group meetings.

          (o) Developing budgets and long-term strategies for the Medical Group.

          (p) Coordinating payroll processing and payroll tax payments.

          (q) Providing ongoing personnel FTE analysis.

          (r) Providing administrative services (excluding the services of a plan administrator) of the Medical Group's 401(k) and flexible spending plans; provided, however, that the Management Company shall not be responsible for investment decisions.

          (s) Coordinating recruitment, interviewing, and hiring of new physicians.

          (t) Implementing Medical Group fee schedule increases and/or decreases.

          (u) Coordinating depositions and court appearances.

          (v) Assisting in the coordination of call schedules.

          (w) Assisting in the coordination of coverage of athletic team events.

          (x) Assisting in the day-to-day administration of the Medical Group's fellowship program, including the sports clinic.

          (y) Acting as liaison to hospital administration, physical therapy, surgery center, MRI, and other ancillary services entities.

          (z) Cooperating with outside accountants in preparing various schedules and providing other information.

          (aa) Interacting with legal counsel as necessary.

     3.6. BILLING AND COLLECTION.

          (a) The Medical Group hereby irrevocably designates and appoints the Management Company to be the agent of the Medical Group during the Term, to perform the following duties and for those purposes incidental thereto: (i) to bill patients and third party payors in the Medical Group's name and on its behalf;
(ii) to collect accounts receivable resulting from such billing; (iii) to receive payments and prepayments from the Medical Group's patients, Blue Cross and Blue Shield organizations, insurance companies, health care plans, Medicare, Medicaid, HMO's and any and all other third party payors; (iv) to take possession of and deposit into such bank (the "Medical Group Bank") as the Medical Group designates, in an account established by the Medical Group in the name of the Medical Group (the "Medical Group Collections Account"), any and all checks, insurance payments, cash, cash equivalents and other instruments received for Medical Group Services; and (v) to initiate with the consent of the Medical Group, which consent may be withheld by the Medical Group in its sole and absolute discretion, legal proceedings in the name of the Medical Group to collect any accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. The Management Company, in its capacity as agent pursuant to this paragraph, shall not have any duties or responsibilities except those expressly set forth in clauses (i) through (v) above. Following termination of this Agreement, the Management Company shall continue to use reasonable efforts to collect the accounts receivable of the Medical Group as of such termination date for a period of ninety (90) days thereafter.

         (b) From time to time at the Management Company's request, the Medical Group shall make available to the Management Company one or more authorized partners (the "Authorized Partners") of the Medical Group to sign any letters, checks, instruments or other documents (the "Documents") on behalf of the Medical Group that are necessary for the Management Group to perform its duties as agent under this Section 3.6 and its other duties under this Agreement. If the Management Company notifies the Medical Group that an Authorized Partner is not signing the

Documents in a timely manner, the Management Company shall not be liable for any failure to perform its duties as agent hereunder or for any failure to perform the Management Services to the extent caused by the failure of an Authorized Partner to sign the Documents in a timely manner.

          (c) The Management Company represents and warrants to the Medical Group that it has sufficient knowledge and expertise in the area of billing for orthopedic and other medical services and ancillary services to be able to adequately perform the billing services required by the Medical Group hereunder. The Management Company shall submit all bills and manage the billing process on a timely basis in accordance with the terms of this Agreement and applicable law.


          (d) Without limiting the generality of the foregoing, the Management Company shall bill patients, bill and submit claims to third party payors, perform appropriate coding for each bill, and collect all fees for professional and other services rendered and for items supplied to patients by the Medical Group, all in a timely manner and in accordance with parameters and criteria established by the Operations Committee (as hereinafter defined). Additionally, the Management Company shall provide the following services which are currently being provided by or on behalf of the Medical Group:

                (i) Receive and collect from patients at the time of visit all appropriate payments and pre-payments, including co-pays, deductibles, payments for non-covered medical services, and deposits for surgeries (if applicable), and additionally shall obtain all appropriate insurance and other information required.

                (ii) Submit claims utilizing electronic billing submission, whenever appropriate.

                (iii) Perform delinquent account collection calls and other appropriate follow-up mechanisms for delinquent accounts of all insurance classifications, all in a timely fashion as determined by the Operations Committee.

                (iv) Turn over to outside collection agencies all delinquent accounts satisfying the criteria established by the Operations Committee. The Management Company shall also follow-up on the performance of the outside collection agencies and make changes if necessary, and additionally shall reconcile each account turned over to the summary data provided by the collection agency.

                (v) Write-off account balances according to criteria approved by the Operations Committee.

                (vi) Prepare claim reviews in accordance with criteria approved by the Operations Committee.

                (vii) Bill workers' compensation medical services at rates equal to the most recently approved California workers' compensation fee schedule.

                (viii) Apply "insurance only" and other courtesy write-offs in compliance with Operations Committee policy.

                (ix) With respect to discounted fee-for-service contracts with Preferred Provider Organizations (PPOs) and Health Maintenance Organizations (HMOs), the Management Company shall determine that payments from the PPOs and HMOs are in compliance with the contract with the Medical Group.


                (x) With respect to capitation fee contracts with HMOs, the Management Company shall --

                    (A) Follow-up to ensure that payments to the Medical Group are made on a timely basis;

                    (B) Review and audit enrollment data provided by the HMO to ensure that Medical Group is being compensated for the proper number of lives enrolled.

                (xi) With respect to lien accounts, the Management Company shall
     --

                    (A) Ensure that appropriate documents are signed and agreed to initially as between Medical Group, attorney and patient;

                    (B) Follow-up on a regular basis as to the status of the account; and

                    (C) Apply the policies of the Operations Committee in resolving open account balances.

                (xii) With respect to student athlete accounts, the Management Company shall coordinate insurances and other information in compliance with the policy of the Operations Committee.

                (xiii) With respect to amounts withheld by payors in compliance with contracts between the payor and the Medical Group, the Management Company shall follow-up on a timely basis to ensure that withheld amounts are returned to the Medical Group, if warranted, and to ensure that amounts not returned are verified and audited for appropriateness.

                (xiv) Coordinate the timely payment of refunds to patients and third party payors when appropriate.

                (xv) Ensure that revenue related to depositions, record review, court appearances, athletic teams services, are accounted for, monitored, followed-up, and ultimately collected.

         3.7.     PERSONNEL.


          (a) The Management Company shall retain and provide or arrange for the retention and provision of all of the following non-medical personnel necessary for the conduct of the Medical Group's business operations (collectively, "Administrative Personnel"):

         (i)      Administration
         (ii)     Accounting
         (iii)    Billing and Collection
         (iv)     Secretarial
         (v)      Transcription
         (vi)     Appointments
         (vii)    Switchboard
         (viii)   Medical Records
         (ix)     Chart Preparation
         (x)      Historians
         (xi)     Clinic Support
         (xii)    Marketing

          (b) The Management Company shall determine and pay the salaries and fringe benefits of the Administrative Personnel, and shall provide other personnel services related to the Administrative Personnel, including but not limited to scheduling, personnel policies, administering continuing education benefits, and payroll administration.

          (c) With respect to each applicable new employee in Administrative Personnel, the Management Company shall, as reasonably necessary, verify educational and employment experience, licensure, and insurability.

          (d) All of the personnel services shall be performed in compliance with all applicable Texas and Federal labor laws.

          (e) Notwithstanding anything to the contrary contained in this Agreement, the Management Company shall retain all of the Administrative Personnel employed by the Medical Group as of the Commencement Date for the six-month period beginning on the Commencement Date and ending on the six month anniversary of the Commencement Date.

         3.8. INVENTORY AND SUPPLIES.

          The Management Company shall order and purchase inventory and supplies on behalf of the Medical Group, and such other ordinary or appropriate materials as the Medical Group reasonably deems to be necessary for it to carry out its professional medical activities. Inventory and supplies shall include, but not be limited to:

         (a)      Medical supplies
         (b)      Office supplies
         (c)      Postage
         (d)      Computer forms and supplies
         (e)      Printing and stationary supplies
         (f)      Printer supplies
         (g)      Linen and laundry supplies

         3.9.     TAXES.

          The Management Company shall provide the Medical Group with access to all information necessary for the Medical Group to prepare its tax returns. The Management Company shall have no responsibility for --

          (a) The payment of the Medical Group's taxes; or

          (b) The preparation of any partnership income tax returns or related Schedule K-1 forms for the Medical Group.

         3.10.    Information Systems Management.

          (a) The Management Company shall provide or arrange for the provision of all management information systems services to be utilized by the Medical Group. These services shall include, but not be limited to --

                (i) Ongoing maintenance and improvement of the Medical Group's existing information systems:

                (A)      Accounts receivable - Billing/Insurance/Collections
                (B)      On-line appointment scheduling
                (C)      Internal e-mail
                (D)      On-line transcription
                (E)      Faxing subsystem
                (F)      Electronic claims submission
                (G)      Patient flow monitoring system
                (H)      Authorization module
                (I)      Prescription module
                (J)      X-ray tracking system

                (K)      Voice mail

                  (ii)   Development of the following new information systems --

                 (A)      Paperless medical records
                 (B)      Bar code chart tracking system

                (b) The services provided by the Management Company shall protect the confidentiality of patient medical records to the extent required by applicable law or the Medical Group's payor agreements; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

          3.11.  USE OF NEW TECHNOLOGIES IN THE PRACTICE OF MEDICINE.

         The Management Company shall promote the integration of new technologies into the professional practice of the Medical Group, including without limitation the use of satellite and other telecommunications services that permit the provision of remote consultations, virtual operations, and other professional services; provided, however, that the foregoing shall be subject to the terms of Section 8.2(e) hereof.

          3.12. PUBLIC RELATIONS; MARKETING AND ADVERTISING.

          The Management Company shall develop and implement community outreach programs and public relations programs designed to educate the patient population regarding the Medical Group, the availability of its medical services, and the availability in terms of any managed care programs in which the Medical Group participates. The Management Company also shall develop and implement marketing and advertising programs as reasonably required to promote and expand the Medical Business, subject to any approved budgets. The programs shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession.

         3.13.    MEDICAL PERSONNEL RECRUITING.

          (a) The Management Company shall, upon request by the Medical Group, assist the Medical Group in recruiting Medical Personnel. "Medical Personnel" means:

                (i) Physicians (including 5 fellows and residents, if any) providing professional medical services who are employees, independent contractors, partners, or physician-employees of corporate partners in the

     Medical Group;

                (ii) Physician assistants, nurse practitioners, and other health care professionals who provide services that are billable to patients or third party payors (separate and apart from the billable services provided by physicians); and

                (iii) Technicians who perform diagnostic tests or procedures.

                (b) With respect to each of the Medical Personnel, the Management Company shall verify educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and federal sanctioned commissions.

         3.14.    INSURANCE.

         The Management Company shall provide the insurance coverage described in Sections 12.1 and 12.2 of this Agreement.

         3.15.    FILES AND RECORDS.

         (a) To the extent permitted by applicable law, the Management Company shall supervise and maintain custody of all files and records relating to the operation of the business of the Medical Group, including, without limitation, accounting, billing, collection, or patient medical records. The management of all files and records shall be in compliance with applicable state and federal statutes. Business records of the Medical Group created and/or maintained by the Management Company shall be the joint property of the Management Company and the Medical Group and shall at all times be located at a location that is readily accessible to the parties. Patient medical records shall at all times be and remain the property of the Medical Group and shall be located at a location that is readily accessible for patient care. The Management Company shall preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the management services set forth herein; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

         (b) The Management Company shall provide all off site storage of files and records as required and in conjunction with policies established by the

Operations Committee. The Management Company shall provide the Medical Group with all requested off-site files and records on a timely basis, consistent with the policies of the Medical Group in effect immediately prior to the Commencement Date. Any change in such policies shall be subject to the approval of the Operations Committee.

          3.16. MANAGED CARE CONTRACTS.

         The Management Company shall solicit, negotiate and administer all managed care contracts on behalf of the Medical Group based on parameters and criteria established by the Operations Committee. Such services shall be performed by the Management Company as agent of the Medical Group, and all managed care contracts shall be subject to the Medical Group's prior approval of any such contract. The Management Company shall prepare cost forecasts and other analyses as reasonably requested by the Medical Group in order to allow the Medical Group to make an informed decision with respect to each proposed contract.

         3.17.    BUDGETS.

          The Management Company shall prepare, for the review and approval of the Operations Committee, annual operating budgets (the "Budgets") reflecting in reasonable detail projected Billings, Collections, Medical Group Costs, and Management Company Operating Costs; provided, however, that the Medical Group shall provide the Management Company with a proposed Budget covering the initial three-month period under this Agreement. The initial Budget, which shall be applicable to the period commencing on the Commencement Date and ending three
(3) months thereafter, is attached hereto as Schedule II. All other budgets shall be on a calendar year basis. The Management Company shall prepare and submit to the Operations Committee all subsequent Budgets on or before December 15 of the year immediately preceding the calendar year to which such Budgets are applicable.

         3.18.    FORCE MAJEURE.

          The Management Company shall not be liable to the Medical Group for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, changes in applicable law or regulations or other events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter.

         SECTION 4. EQUITY PARTICIPATION AND CONSIDERATION.

         In consideration of the Medical Group's entering into this Agreement, the Management Company shall provide to the persons identified in Schedule III attached hereto (the "Eligible Parties") the equity and the cash consideration set forth on Schedule III.

          SECTION 5. Costs, Compensation, and Other Payments.

          5.1. BANK ACCOUNTS.

          The Medical Group shall instruct the Medical Group Bank to transfer, on a weekly basis, all funds in the Medical Group Collections Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the Medical Group Collections Account) to a bank (the "Management Company Bank") designated by the Management Company, for credit to an account in the Management Company's name (the "Operating Account"). All interest earned on the funds on deposit in the Operating Account shall be for the account of the Management Company.

          5.2. PAYMENTS.

          The Management Company shall pay all of the Medical Group Compensation and all of the Management Company Costs, as hereinafter defined, and the Management Company shall be entitled to retain for itself the Management Fee, as hereinafter defined. The Management Company may disburse funds from the Operating Account only for the purposes specified in this Section 5, including without limitation for the payment of Medical Group Compensation, Authorized Management Company Operating Costs, and the Management Fee. If at any time there are insufficient funds in the Operating Account to satisfy any of the payment obligations of the Management Company under this Agreement, the Management Company shall satisfy such obligations from other funds of the Management Company, and the Management Company may thereafter reimburse itself such amounts from the Operating Account.

          5.3. MEDICAL GROUP COMPENSATION.

               (a) Monthly Draw.

                  (i) On each Draw Date during the Term hereof, the Management Company shall distribute to the

     Medical Group an amount equal to a percentage (the "Draw Percentage") of the Medical Group's total Billings for Medical Group Services provided during the previous month (the "Monthly Draw"). The Draw Date and the initial Draw Percentage are as set forth in Schedule IV, and the Draw Percentage shall be adjusted as provided in Section 5.3(a)(ii).


                (ii) Commencing May 15, 1998, and effective May 15 of each year thereafter, the Draw Percentage shall be adjusted to equal a fraction, the numerator of which is the Annual Medical Group Compensation Amount for the previous year, and the denominator of which is the total amount of Billings for the previous year.


             (b) Annual Settlement.

                (i) On or before April 1, 1998, and on or before April 1 of each year thereafter, the Management Company shall calculate the following (the "Annual Medical Group Compensation Amount"):

                    (A) The total Collections for all Medical Group Services rendered during the previous calendar year, less --

                    (B) the sum of the following:

                    (1) the Management Fee earned by the Management Company for the previous calendar year; and

                    (2) the Authorized Management Company Operating Costs incurred by the Management Company during the previous calendar year.

                (ii) If the Annual Medical Group Compensation Amount thus determined exceeds the total of the twelve (12) Monthly Draws paid by the Management Company to the Medical Group during the previous calendar year (the "Annual Draw Amount"), the Management Company shall pay to the Medical Group on or before May 15, an amount equal to such excess. If the Annual Draw Amount for the previous calendar year exceeds the Annual Medical Group Compensation Amount for the previous calendar year, the Management Company shall withhold from the Medical Group Compensation otherwise payable to the Medical Group, during each of the following six (6) months, an amount equal to one-sixth (1/6) of such excess.

                (iii) For purposes of determining the total Collections for all Medical Group Services provided during any calendar year, all Collections during January, February, and March of each year shall be deemed to be for Medical Group Services rendered during the previous calendar year, and all Collections during April through December shall be deemed to be for Medical Group Services rendered during the calendar year in which such Collections were received; provided, however, that for purposes of determining the total Collections during the period commencing on the Commencement Date and ending December 31, 1997, all Collections from and after the Commencement Date through March 31, 1998, shall be deemed to be for Medical Group Services rendered during the period commencing on the Commencement Date and ending December 31, 1997. Notwithstanding the foregoing, the Management Fee applicable to any calendar year shall be based on the Collections actually received during such calendar year.

                (iv) Notwithstanding anything to the contrary set forth herein, the first period for which the annual settlement described in this Section 5.3(b) shall be applicable is the period commencing on the Commencement Date and ending on December 31, 1997.

         (c) Notwithstanding the provisions of Section 5.1, in the event that the Medical Group has not received from the Management Company all or any portion of the Monthly Draw on or before the third business day following the Draw Date, or in the event that the Medical Group has not received from the Management Company all or any portion of any amount payable to the Medical Group pursuant to Section 5.3(b)(ii) on or before the third business day following the date on which such payment is required to be made under the terms of Section 5.3(b)(ii), without limiting any other right or remedy that the Medical Group may have under this Agreement or under applicable law, the Medical Group shall have the right to immediately withdraw such amount directly from the Medical Group Collections Account.

         (d)      For purposes of this Agreement --

                (i) "Billings" means, for any applicable period, the gross charges of the Medical Group for all Medical Group Services furnished during such period.

                (ii) "Collections" means, for any applicable period, all cash or cash equivalents received during such period, net of refunds paid during such period, for Medical Group Services.


                (iii) "Medical Group Services" means the following services rendered by, through, or on behalf of the Medical Group or its Medical
     Personnel: all professional services rendered by or under the supervision of any of the Medical Personnel (including professional services rendered in connection with New Ancillary Services); all diagnostic radiology services rendered by or under the supervision of any of the Medical Personnel; all other ancillary services (other than New Ancillary

     Services); all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, and other items and supplies that are billable to patients or to third party payors; and depositions, record review services, court appearances, independent medical exams, athletic team services.


                (iv) It is the intent of the parties that Billings, Collections, and Medical Group Services not include any of the following: New Ancillary Services (excluding professional services rendered by Medical Personnel in connection therewith, which professional services are included under
     Section 5.3(d)(iii) above), interest income; royalties payable to any Medical Group physician for medical inventions; fees payable under consulting agreements entered into by Medical Group physicians; income from presentations, writings, and endorsements; proceeds from the sale of any capital assets of the Medical Group; and any income from investments.

         5.4.     MANAGEMENT FEE.

          (a) The compensation payable to the Management Company for the provision of Management Services under this Agreement (the "Management Fee"), which the Management Company may disburse from the Operating Account from time to time at its discretion, shall be equal to the aggregate of the following:

                (i) An amount equal to the Applicable Percentage of Collections, provided that the amount thus determined shall be reduced by the Medical Equipment Master Lease Payments; and

                (ii) An amount equal to sixty-six and two-thirds percent (66-2/3%) of the Professional Practice Cost Savings.

          (b) For purposes of this Section 5.4, "Applicable Percentage" has the meaning set forth in Schedule V.

          (c) For purposes of this Agreement, "Office Sublease Payments" means the aggregate of the monthly lease amounts payable under all of the Office Subleases described in Section 3.2 hereof.

         (d) For purposes of this Agreement, "Medical Equipment Master Lease Payments" means the monthly lease amounts payable for all Medical Equipment determined in accordance with the Medical Equipment Master Lease Agreement referenced in Section 3.3(a) hereof.


          (e) For purposes of this Section 5.4, "Professional Practice Cost Savings" means the cost savings determined in the manner described in Schedule VI.

          (f) An example of the computation of Medical Group Compensation and the Management Fee is attached hereto as Schedule VII.


         5.5.     MANAGEMENT COMPANY COSTS.

          (a) The Management Company shall pay all Management Company Operating Costs and all Excluded Costs (collectively, the "Management Company Costs"). (Authorized Management Company Operating Costs may be paid from the Operating Account, but Excluded Costs shall be paid from a separate account of the Management Company.) All Management Company Costs shall be incurred in the name of the Management Company, and not in the name of the Medical Group, except as specifically approved by the Medical Group. Management Company Costs shall not include any costs or expenses incurred prior to the Commencement Date of this Agreement.

          (b) The Management Company shall provide to the Medical Group, upon reasonable request by the Medical Group from time to time, supporting documentation and other backup detail relating to any or all of the Management Company Costs.

          (c) For purposes of this Agreement, "Management Company Operating Costs" means all costs and expenses incurred in connection with the provision of the Management Services, except for any costs and expenses defined as Medical Group Costs in Section 5.7 hereof, and except for Excluded Costs. "Excluded Costs" means all of the following costs and expenses incurred in connection with the provision of the Management Services hereunder:

                (i)  New Medical Office Start-Up Costs;

                (ii) The rent and any other payments due under any of the Office Leases;

                (iii) The cost of any Medical Equipment leased by the Management Company to the Medical Group;

                (iv) The cost of any FF&E provided by the Management Company to the Medical Group;

                (v) Depreciation, amortization, and interest; and

                (vi) Corporate overhead of the Management Company ("Corporate Overhead") except to the extent that all of the following conditions are satisfied:

                    (A) The Corporate Overhead is incurred in lieu of a pre-existing Management Company Operating Cost;

                    (B) The amount of such Corporate Overhead does not exceed the amount of the Management Company Operating Costs being eliminated; and

                    (C) The Corporate Overhead is allocated to the Medical Group and to all other medical groups utilizing such Corporate Overhead on a pro rata basis.

Any Corporate Overhead with respect to which all of the above conditions are satisfied shall be considered Management Company Operating Costs.

          (d) For purposes of this Agreement, "Authorized Management Company Operating Costs" means all Management Company Operating Costs incurred in any year reduced by any or all of the following, as applicable:

                (i) any costs that exceed the applicable Management Company Operating Costs Budget which are not approved by the Operations Committee;

                (ii) any costs with respect to which the Medical Group has reasonably requested supporting documentation or other backup detail which has not been furnished by the Management Company or which does not reasonably establish the appropriateness of such costs; and

                (iii) any costs that have been determined pursuant to an audit under Section 5.9 not to have been reasonably incurred in connection with the Management Services required to be provided under of this Agreement.

         5.6.     NEW MEDICAL OFFICE START-UP COSTS.

                (a) The Management Company shall pay all New Medical Office Start-Up Costs incurred in connection with the establishment of any New Medical Office.

          (b) All Medical Equipment utilized at any New Medical Office shall be acquired by the Management Company and leased to the Medical Group in accordance with Section 3.3 hereof.

          (c) For purposes of this Agreement, "New Medical Office" means any office of the Medical Group other than those offices located in the premises identified in Sections 3.2(a) and 3.2(b) hereof.

          (d) For purposes of this Agreement, "New Medical Office Start-Up Costs" means the following costs incurred in connection with the establishment of a New Medical Office during the New Medical Office Start-Up Period: all Management Company Costs and all costs other than physician Medical Personnel costs that, but for this provision, would have been considered Medical Group

Costs.

          (e) For purposes of this Agreement, "New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of a New Medical Office and ending on the earlier of (i) the last day of the calendar month in which a period of eighteen
(18) months has elapsed from and after the date on which the New Medical Office first opened for the treatment of patients, or (ii) the last day of the first period of two (2) consecutive calendar months for which the costs borne by the Management Company in connection with the New Medical Office are less than sixty percent (60%) of the Collections for Medical Group Services provided at the New Medical Office during such two-month period. In no event shall the Management Company have any obligation under this Section 5.6 to pay any New Medical Office Start-Up Costs incurred later than eighteen (18) months after the New Medical Office first opened for the treatment of patients.

         5.7.     MEDICAL GROUP COSTS.

          Except as otherwise provided in this Agreement, the Medical Group shall pay all of the costs specified in this Section 5.7 (the "Medical Group Costs"). All Medical Group Costs shall be incurred in the name of the Medical Group, and not in the name of the Management Company, and shall be paid from an account of the Medical Group and not from the Operating Account of the Management Company. The Medical Group Costs are as follows:

          (a) Compensation of all Medical Personnel;

          (b) Any applicable fringe benefits for all Medical Personnel, including, but not limited to, payroll taxes, workers' compensation, health insurance (including drug coverage), dental insurance, individual disability insurance, life insurance, business buy-out disability insurance, continuing education, and medical dues and licenses;

          (c) The cost of prosthetics, prosthetic devices, orthotics, braces, splints, appliances, allografts, x-ray films, and other items and supplies that are billable to patients or to third party payors (the "Billable Items");

          (d) The Medical Equipment Master Lease Payments;

          (e) Any lease payments for New Ancillary Service Medical Equipment;

          (f) The Office Sublease Payments; and

          (g) The cost of any items which are not required to be provided by the Management Company under this Agreement and/or which were ordered, purchased, or incurred by the Medical Group directly, including but not limited to the cost of accounting, legal, consulting, or other professional or advisory services, business meetings, and business taxes.

         5.8.     NEW ANCILLARY SERVICES COSTS.

          (a) Any agreement by the parties to establish a New Ancillary Service as described in Section 3.4 of this Agreement shall (unless otherwise agreed by the parties) incorporate the following:

                (i) The Management Company shall create a separate division ("Ancillary Division") for purposes of accounting for the income, costs, profits, and losses of any New Ancillary Service. The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Ancillary Service.

                (ii) Profits and/or losses of any Ancillary Division shall be divided equally between the Medical Group and the Management Company, and all distributions to the Medical Group and to the Management Company shall be made in equal amounts to each from available cash (after payment of all currently due obligations incurred in connection with such New Ancillary Division, including without limitation any principal and interest amounts then due and payable under Section 5.8(a)(iv) below, and after retention of reasonable reserves) derived from the operation of such Ancillary Division.

                (iii) All diagnostic and therapeutic equipment utilized in connection with any New Ancillary Service ("New Ancillary Service Medical Equipment") shall be acquired by the Management Company and leased to the Medical Group pursuant to an equipment lease substantially in the form of the Medical Equipment Master Lease Agreement attached hereto as Exhibit F.

                (iv) The Management Company shall pay all of the Ancillary Service Start-Up Costs. Beginning with the month following the expiration of the Ancillary Service Start-Up Period, the Management Company shall be entitled to recoup all of the Ancillary Service Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the prevailing prime rate as set forth in the Wall Street Journal and/or at the actual rate paid by the Management Company with respect to any part of such costs that have been financed by the Management Company.

                (v) The Management Company shall provide, in connection with any New Ancillary Service, the full range of management services described in this agreement.

                (vi) The billings, collections, costs and expenses relating to any New Ancillary Service shall not be included in the computations of

     Medical Group Compensation, the Management Fee, Management Company Costs, New Medical Office Start-Up Costs, or Medical Group Costs as described in Sections 5.3, 5.4, 5.5, 5.6, or 5.7, respectively.

          (b) For purposes of this Section 5.8, "Ancillary Service Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the New Ancillary Service and ending on the last day of the first period of two (2) consecutive calendar months for which the New Ancillary Service shows a profit.

          (c) For purposes of this Section 5.8, "Ancillary Service Start-Up Costs" means the total of all of the following costs incurred in connection with the establishment of a New Ancillary Service during the Ancillary Service Start-Up Period

(whether such costs would otherwise be considered Management Company Costs or Medical Group Costs) --

                  (i) Any lease payments for New Ancillary Service Medical Equipment;

          (ii) All costs of acquiring furniture, fixtures, and office equipment; All initial occupancy costs, if any, including but not limited to rent deposits, prepaid rent, and tenant improvements;

          (iii) All other start-up costs, including but not limited to legal, accounting and consulting fees, and the cost of initial inventories of supplies and other items; and

          (v) All ongoing costs of the New Ancillary Service, including but not limited to personnel (other than physician Medical Personnel) and related benefits, the cost of operating any equipment utilized in providing the service, supplies, insurance, rent, repairs and maintenance, outside services, telephone, taxes, utilities, storage and other ordinary ongoing expenses of providing the New Ancillary Service.

         5.9.     REVIEW AND AUDIT OF BOOKS AND RECORDS.

          Each of the parties shall have the right, during ordinary business hours and upon reasonable notice, to review and make copies of, or to audit through a qualified certified public accountant approved by the other party (which approval shall not be unreasonably withheld), the books and records of the other party relating to the billing, collection, and disbursement of fees, and the determination of costs, under this Agreement. Any such review or audit shall be performed at the cost of the requesting party; provided, however, that in the event that such review or audit requested by the Medical Group discloses a discrepancy indicating that the Medical Group has actually been underpaid by an amount in excess of two percent (2%) of the total amount of Medical Group Compensation payable to the Medical Group for the period covered by the audit, the cost of the audit shall be borne by the Management Company. All documents and other information obtained in the course of such review or audit shall be held in strict confidence.

         5.10.    START-UP PERIOD.

          Consistent with the provisions of Section 2 of this Agreement, the parties acknowledge and agree that, in order to facilitate the transition of responsibilities hereunder, certain requirements and procedures agreed to under this Agreement may be implemented over the course of a period of time commencing on the Commencement Date and ending December 31, 1996 (subject to extension by agreement of the Medical Group and the Management Company), rather than being fully implemented immediately on the Commencement Date. Accordingly, the parties further agree that the Management Fee and Medical Group Compensation payable in respect of the Management Services and the Medical Group Services applicable to such period of time shall be computed, and any appropriate adjustments shall be made, such that no material financial advantage or disadvantage shall accrue to either party as a result of implementing such requirements and procedures over the course of such start-up period rather than immediately on the Commencement Date.

          SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE MEDICAL GROUP.

          The Medical Group hereby represents and warrants to the Management Company, as of the Signature Date hereof, as follows:

         6.1.     ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

          The Medical Group is a professional association duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease, and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, the Asset Purchase

Agreement, the Medical Equipment Master Lease, each Assignment of Lease, each Office Sublease, and each Stockholder Non-Competition Agreement (collectively, the "Medical Group Transaction Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated hereby and thereby. The Medical Group has delivered to the Management Company a true and correct copy of its certificate of association and bylaws, in effect on the date hereof.

         6.2.     EQUITY INVESTMENTS.

         The Medical Group currently has no subsidiaries, nor does the Medical Group currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

         6.3.     AUTHORITY.

          The execution, delivery and performance of the Medical Group Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Medical Group. The Medical Group Transaction Documents have been duly and validly executed and delivered by the Medical Group and constitute the legal, valid and binding obligations of the Medical Group enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by applicable laws pertaining to the enforceability of non-competition agreements. Neither the execution, delivery or performance of the Medical Group Transaction Documents by the Medical Group nor the consummation by the Medical Group of the transactions contemplated hereby or thereby, nor compliance by the Medical

Group with any provision hereof or thereof will conflict with or result in a breach of any provision of the formation documents of the Medical Group, cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Medical Group or the Medical Business is a party or by which they or any of its respective properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or to the best knowledge of the Medical Group, but without expressing any opinion regarding the enforceability of non-competition agreements, violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Medical Group, the Medical Business or any of their respective properties or assets. To the best knowledge of the Medical Group, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Medical Group of the Medical Group Transaction Documents or the consummation of the transactions contemplated thereby.


         6.4.     FINANCIAL INFORMATION.

          Schedule 6.4 contains the Medical Group's internal statements of assets, liabilities and partners' equity of the Medical Business at September 30, 1996 (the "Balance Sheet"; and the date thereof being referred to as the "Balance Sheet Date"), and the related internal statements of revenue and expenses for the period then ended (including the notes thereto and other financial information included therein) (collectively, the "Internal Financial Statements"), and (b) the review financial statements of the Medical Business for the periods ended December 31, 1995 and December 31, 1994 (the "Review Financial

Statements"). The Internal Financial Statements and the Review
Financial Statements (i) were prepared in accordance with the books and records of the Medical Business, (ii) fairly present the financial position of the Medical Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the dates thereof.

         6.5.     ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth on Schedule 6.5, as of the Balance Sheet Date, the Medical Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Balance Sheet, all liability reserves established by the Medical Business on the Balance Sheet were adequate and there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which were not adequately provided for or disclosed on the Balance Sheet.

         6.6.     ABSENCE OF CHANGES.


         Except as set forth on Schedule 6.6, since the Balance Sheet Date, the Medical Business has been operated in the ordinary course and consistent with past practice and there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Medical Business;

          (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Medical Business;

          (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Medical Business other than such items created or incurred in the ordinary course of the Medical Business and consistent with past practice;

          (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Medical Business outside the ordinary course of the Medical Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Medical Business except in the ordinary course of the Medical Business and consistent with past practice;

          (f) any write-off as uncollectible of any accounts receivable in connection with the Medical Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

          (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Medical Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which such account debtor has become insolvent or bankrupt or
(iv) has been pledged to any third party;

          (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Medical Business;

          (i) any general uniform increase in the compensation of employees of the Medical Group or the Medical Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Medical Group or the Medical Business;

          (j) any change in the accounting methods or practices followed in connection with the Medical Business or any change in depreciation or amortization policies or rates theretofore adopted;

          (k) the termination of any partner and/or key employee of the Medical Group or the Medical Business listed on Annex A ("Medical Group Key Personnel"), or any expression of intention by any of the Medical Group Key Personnel to terminate such partnership status or employment with the Medical Group or the Medical Business;

          (l) any agreement or commitment relating to the sale of any material fixed assets of the Medical Business;

          (m) any other transaction relating to the Medical Business other than in the ordinary course of the Medical Business and consistent with past practice; or

          (n) any agreement or understanding, whether in writing or otherwise, for the Medical Business to take any of the actions specified in items (a) through (m) above.

         6.7.      TAX MATTERS.

          (a) Except as set forth on Schedule 6.7, (i) all Taxes relating to the Medical Business required to be paid by the Medical Group through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by the Medical Group in connection with the Medical Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Medical Group prior to the date hereof (collectively, "Returns") have been duly filed; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Medical Business and any other information required to be shown therein; (iii) all Taxes relating to the operations of the Medical Business that have been shown as due and payable by the Medical Group on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Medical Business; (iv) in connection with the Medical Business (x) the Medical Group has made provision on the Balance Sheet for all Taxes payable by the Medical Group for any periods that end on or before the Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Balance Sheet Date and end after the Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Balance Sheet Date and (y) provision has been made for all Taxes payable by the Medical Group for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Medical Business, and there are no pending tax audits of any Returns relating to the Medical Business; and (vi) no deficiency or addition to Taxes, interest or penalties applicable to the Medical Group for any Taxes relating to the operation of the Medical Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Medical Group or any previous operator of the Medical Business was a member for which the Medical Group could be liable).

          (b) The Medical Group is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Code.

          (c) The Medical Group has provided the Management Company with true and complete copies of all Federal, state and foreign Returns of the Medical Group for the calendar years ending December 31, 1994 and 1995.

          (d) For purposes of this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any person or entity, (i) all federal, state, local and foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a `transferee' (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

         6.8.     LITIGATION, ETC.

          Except as set forth on Schedule 6.8, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Medical Group, threatened against the Medical Group or in connection with the Medical Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Medical Group, its assets or affecting the Medical Business. The Medical Group has delivered to the Management Company all documents and correspondence relating to matters referred to in said Schedule 6.8.


         6.9.     COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.

          The Medical Group and the Medical Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Medical Group has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Medical Business, the lack of which would have a material adverse effect on the Medical Group's ability to operate the Medical Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Medical Group has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Medical Group, threatened to revoke or limit any thereof. To the best knowledge of the Medical Group, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

         6.10.    ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

          (a) Except as set forth on Schedule 6.10, all of the accounts receivable owing to the Medical Group in connection with the Medical Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Medical Business, the amounts of which are actually due and owing, and as of the date hereof, to the best knowledge of the Medical Group, there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 6.10, as of the date hereof, there is (i) no account debtor or note debtor of the Medical Business delinquent in its payment by more than 60 days, (ii) no account debtor or note debtor of the Medical Business who or which has refused to pay its obligations for any reason or is the subject of a bankruptcy proceeding and (iii) no account receivable or note receivable of the Medical Business pledged to any third party.

          (b) All accounts payable and notes payable by the Medical Business to third parties arose in the ordinary course of business and, except as set forth in Schedule 6.10, there is no account payable or note payable past due or delinquent in its payment.

         6.11.    LABOR RELATIONS; EMPLOYEES.

          Schedule 6.11 contains a true and complete list of the persons employed by the Medical Group as of the date hereof (the "Employees"). Except as set forth on Schedule 6.11, (a) the Medical Group and the Medical Business are not delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (b) upon termination of the employment of any of the Employees, neither the Medical Group, the Medical Business nor the Management Company will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to
Section 4980B of the Code or to any of the Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against the Medical Group or in connection with the Medical Business pending before the National Labor Relations Board or any comparable state, local or foreign agency; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Medical Group, threatened against or involving the Medical Group or Medical Business; (e) there is no collective bargaining agreement covering any of the Employees; and (f) to the best knowledge of the Medical Group, no Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Medical Group or the Medical Business.

         6.12.    EMPLOYEE BENEFIT PLANS.

          (a) Schedule 6.12 identifies each `employee benefit plan', as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Medical Group or the Medical Business and any Employee or former employee of the Medical Group or in connection with the Medical Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into by the Medical Group or in connection with the Medical Business for the benefit of any Employee or former employee of the Medical Group or in connection with the Medical Business under which the Medical Group, any affiliate thereof or the Medical Business has any present or future obligation or liability (the "Employee Plans"). The Medical Group has provided the Management Company with true and complete age, salary, service and related data for Employees of the Medical Group and in connection with the Medical Business.

         (b) Schedule 6.12 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage

(including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Medical Group or in connection with the Medical Business.

         6.13.    INSURANCE.

          Schedule 6.13 contains a list of all policies of professional liability (medical malpractice), general liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Medical Group covering the assets, properties or operations of the Medical Group and the Medical Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Medical Group nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Medical Group or the Medical Business.

         6.14.    REAL PROPERTY.

          Schedule 6.14 sets forth an accurate and complete legal description of the entire right, title and interest of the Medical Group in and to all real property, together with all buildings, facilities, fixtures and improvements located on such real property, owned or leased by the Medical Group (the "Real Property"), together with an accurate description of the title insurance policy or other evidence of title issued with respect thereto, the most current survey of such real property and a description of the use thereof. Other than the Real Property, the Medical Group has no other interest (leasehold or otherwise) in real property used, held for use or intended to be used in the Medical Business. The Medical Group has a valid leasehold interest in all Real Property leased by the Medical Group.

         6.15.    BURDENSOME RESTRICTIONS.

          Except as set forth on Schedule 6.15, neither the Medical Group nor the Medical Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Medical Group or the Medical Business (or any material part thereof).

         6.16.    DISCLOSURE.

          Neither the Medical Group Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Management Company by or on behalf of the Medical Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 6.16, there have been no events or transactions, or information which has come to the attention of the Medical Group, which, as they relate directly to the Medical Group or the Medical Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Medical Group and the Medical Business.

          SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT COMPANY.

          The Management Company represents and warrants to the Medical Group, as of the Signature Date hereof, as follows:

         7.1.     ORGANIZATION, GOOD STANDING AND POWER.

          The Management Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to execute and deliver this Agreement, the Asset Purchase Agreement, each Restricted Stock Agreement, the Medical Equipment Master Lease, each Assignment of Lease, each Office Sublease, and each Stockholder Non-Competition Agreement (collectively, the "Management Company Transaction Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated hereby and thereby. The Management Company has delivered to the Medical Group a true and correct copy of its formation documents, consisting of the following: Amended and Restated Certificate of Incorporation filed November 12, 1996 and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed November 25, 1996 (the "BMJ Formation Documents"). The BMJ Formation Documents have not been amended, and the BMJ Formation Documents are in effect as of the date hereof.

         7.2      EQUITY INVESTMENTS.

          Except as identified in Schedule 7.2, the Management Company currently has no subsidiaries, nor does the Management Company currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

         7.3.     CAPITALIZATION.

          (a) The total authorized capital of the Management Company consists of 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. Set forth in Schedule 7.3(a) is an accurate and complete listing of all of the stockholders of the Management Company and the number and class of shares held by each. Except as set forth in Schedule 7.3(a), the Management Company has no other outstanding stock or securities of any kind or nature, and no shares of capital stock are held by the Management Company in its treasury. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid and non-assessable, and was issued in compliance with all applicable federal and state securities laws. Except as set forth in the Stockholders Agreement (as hereinafter defined), no person is entitled to any preemptive or similar right with respect to the issuance of any shares of capital stock of the Management Company.

          (b) No sale of common stock has been effected or any other action taken the effect of which sale or other action would require or permit an adjustment of the Conversion Price of any issued and outstanding convertible preferred stock. The exercise of the right of any holder of convertible preferred stock to convert such stock to common stock on or as of the Commencement Date hereunder would entitle such holder of preferred stock to receive one share of common stock for each share of preferred stock.

          (c) There are no outstanding warrants, options, calls, conversion rights or commitments or other rights to subscribe for or purchase from the Management Company any shares of capital stock of the Management Company or securities convertible into or exchangeable for capital stock, except as set forth in Schedule 7.3(c).

          (d) The Management Company has taken all action necessary or appropriate to duly authorize the creation, issuance and sale of the common stock to be issued hereunder. Such shares of common stock, when issued, sold and delivered, as provided for herein and in the Restricted Stock Agreements, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares. The issuance of such shares of common stock will not violate any preemptive or similar right of any person.

         7.4.     STOCKHOLDERS AGREEMENT.

          The Management Company has delivered to the Medical Group a true and correct copy of that certain Amended and

Restated Stockholders Agreement dated as of November 12, 1996, entered into by and among the Management Company and the stockholders identified therein. The Stockholders Agreement has not been terminated or amended and remains in full force and effect.

         7.5.     AUTHORITY.

          The execution, delivery and performance of the Management Company

Transaction Documents, and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Management Company. The Management Company Transaction Documents to which it is a party have been duly and validly executed and delivered by the Management Company, and such Management Company Transaction Documents are valid and binding obligations of the Management Company, enforceable in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of the Management Company Transaction Documents, nor the consummation by the Management Company of the transactions contemplated thereby, nor compliance by the Management Company with any provision thereof, will (a) conflict with or result in a breach of any provisions of the BMJ Formation Documents or By-laws of the Management Company, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Management Company is a party or by which it or any of its properties or assets is or may be bound or (c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Management Company or any of its properties or assets. Except as provided in Schedule 7.5, to the best of the Management

Company's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Management Company of this Agreement or the consummation by the Management Company of the transactions contemplated hereby.

         7.6.     FINANCIAL INFORMATION.

          Schedule 7.6 contains (a) the unaudited statements of assets, liabilities and stockholders' equity of the Management Business at October 31, 1996 (the "Management Company Balance Sheet"; and the date thereof being referred to as the "Management Company Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) were prepared in accordance with the books and records of the Management Business, (ii) fairly present the financial position of the Management Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the date thereof.

         7.7.     ABSENCE OF UNDISCLOSED LIABILITIES.

          Except as set forth on Schedule 7.7, as of the Management Company Balance Sheet Date, (a) the Management Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Management Company Balance Sheet, (b) all liability reserves established by the Management Business on the Management Company Balance Sheet were adequate and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which were not adequately provided for or disclosed on the Management Company Balance Sheet.

         7.8.     ABSENCE OF CHANGES.

          Except as set forth on Schedule 7.8, since the Management Company Balance Sheet Date, the Management Business has been operated in the ordinary course and consistent with past practice and there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Management Business;

          (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Management Business;

          (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Management Business other than such items created or incurred in the ordinary course of the Management Business and consistent with past practice;

          (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Management Business outside the ordinary course of the Management Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Management Business except in the ordinary course of the Management Business and consistent with past practice;

          (f) any write-off as uncollectible of any accounts receivable in connection with the Management Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

          (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Management Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which the Management Business, such account debtor has become insolvent or bankrupt or (iv) has been pledged to any third party;

          (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Management Business;

          (i) any general uniform increase in the compensation of employees of the Management Company or the Management Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Management Company or the Management Business;

          (j) any change in the accounting methods or practices followed in connection with the Management Business or any change in depreciation or amortization policies or rates theretofore adopted;

          (k) any termination of employment of any key employee of the Management Company or the Management Business listed on Annex B (each, a "Management Company Key Employee"), or any expression of intention by any Key Employee of the Management

Company or the Management Business to terminate such employment with the Management Company or the Management Business;

          (l) any agreement or commitment relating to the sale of any material fixed assets of the Management Business;

          (m) any other transaction relating to the Management Business other than in the ordinary course of the Management Business and consistent with past practice; or

          (n) any agreement or understanding, whether in writing or otherwise, for the Management Business to take any of the actions specified in items (a) through (m) above.

         7.9.     TAX MATTERS.


          (a) Except as set forth on Schedule 7.9, (i) all Taxes relating to the Management Business required to be paid through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed in connection with the Management Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Management Company prior to the date hereof (collectively, "Management Company Returns") have been duly filed; (ii) as of the time of filing, the Management Company Returns correctly reflected in all material respects (and, as to any Management Company Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Management Business and any other information required to be shown therein;
(iii) all Taxes relating to the operations of the Management Business that have been shown as due and payable on the Management Company Returns have been timely paid and filed or adequate provisions made to the books and records of the Management Business; (iv) in connection with the Management Business (x) the Management

Company has made provision on the Management Company Balance Sheet for all Taxes payable for any periods that end on or before the Management Company Balance Sheet Date for which no Management Company Returns have yet been filed and for any periods that begin on or before the Management Company Balance Sheet Date and end after the Management Company Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Management Company Balance Sheet Date and (y) provision has been made for all Taxes payable for any periods that end on or before the date hereof for which no Management Company Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Management Business, and there are no pending tax audits of any Management Company Returns relating to the Management Business; and (vi) no deficiency or addition to Taxes, interest or penalties for any Taxes relating to the operation of the Management Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Management Company or any previous operator of the Management Business was a member for which the Management Company could be liable).



          (b) The Management Company is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Code.

         7.10.    LITIGATION, ETC.

          Except as set forth on Schedule 7.10, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Management Company, threatened against the Management Company or in connection with the Management Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or
(b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Management Company its assets or affecting the Management Business. The Management Company has delivered to the Medical Group all documents and correspondence relating to matters referred to in said Schedule 7.10.

          7.11. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.

          The Management Company and the Management Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Management Company has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Management Business, the lack of which would have a material adverse effect on the Management Company's ability to operate the Management Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Management Company has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Management Company, threatened to revoke or limit any thereof. To the best knowledge of the Management Company, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

          7.12. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

          (a) Except as set forth on Schedule 7.12, all of the accounts receivable owing to the Management Company in connection with the Management Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Management Business, the amounts of which are actually due and owing, and as of the date hereof, to the best knowledge of the Management Company, there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on
Schedule 7.12, as of
the date hereof, there is (i) no account debtor or note debtor of the Management Business delinquent in its payment by more than 60 days, (ii) no account debtor or note debtor of the Management Business who or which has refused to pay its obligations for any reason or is the subject of a bankruptcy proceeding and
(iii) no account receivable or note receivable of the Management Business pledged to any third party.

          (b) All accounts payable and notes payable by the Management Business to third parties arose in the ordinary course of business and, except as set forth in Schedule 7.12, there is no account payable or note payable past due or delinquent in its payment.

         7.13.    LABOR RELATIONS; EMPLOYEES.

          Schedule 7.13 contains a true and complete list of the persons employed by the Management Company as of the date hereof (the "Management Company Employees"). Except as set forth on Schedule 7.13, (a) the Management Company and the Management Business are not delinquent in payments to any of the Management Company Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Management Company Employees; (b) upon termination of the employment of any of the Management Company Employees, neither the Management Company, the Management Business nor the Medical Group will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Management Company Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against the Management Company or in connection with the Management Business pending before the National Labor Relations Board or any comparable state, local or foreign agency; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Management Company, threatened against or involving the

Management Company or Management Business; (e) there is no collective bargaining agreement covering any of the Management Company Employees; and (f) to the best knowledge of the Management Company, no Management Company Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Management Company or the Management

Business.

         7.14.    EMPLOYEE BENEFIT PLANS.

          (a) Schedule 7.14 identifies each `employee benefit plan', as defined in Section 3(3) of ERISA, and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Management Company or the Management Business and any Management Company Employee or former employee of the Management Company or in connection with the Management Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into by the Management Company or in connection with the Management Business for the benefit of any Management Company Employee or former employee of the Management Company or in connection with the Management Business under which the Management Company, any affiliate thereof or the Management Business has any present or future obligation or liability. The Management Company has provided the Medical Group with true and complete age, salary, service and related data for Management Company Employees and in connection with the Management Business.

          (b) Schedule 7.14 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Management Company or in connection with the Management Business.

          7.15. INSURANCE.

          Schedule 7.15 contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Management Company covering the assets, properties or operations of the Management Company and the Management Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Management Company nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Management Company or the Management Business.

         7.16.    REAL PROPERTY.


          Schedule 7.16 sets forth an accurate and complete legal description of the entire right, title and interest of the Management Company in and to all real property, together with all buildings, facilities, fixtures and improvements located on such real property, owned or leased by the Management Company (the "Management Company Real Property"), together with an accurate description of the title insurance policy or other evidence of title issued with respect thereto, the most current survey of such real property and a description of the use thereof. Other than the Management Company Real Property, the Management Company has no other interest (leasehold or otherwise) in real property used, held for use or intended to be used in the Management Business. The Management Company has a valid leasehold interest in all Management Company Real Property leased by the Management Company.

         7.17.    BURDENSOME RESTRICTIONS.

          Except as set forth on Schedule 7.17, neither the Management Company nor the Management Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Management Company or the Management Business (or any material part thereof).

         7.18.    DISCLOSURE.

          Neither the Management Company Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Medical Group by or on behalf of the Management Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 7.18, there have been no events or transactions, or information which has come to the attention of the Management Company, which, as they relate directly to the Management Company or the Management Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Management Company and the Management Business.

          SECTION 8. OPERATIONS COMMITTEE.

          8.1. FORMATION AND OPERATION OF THE OPERATIONS COMMITTEE.

          The Management Company and the Medical Group shall establish an Operations Committee responsible for directing the Management Company in connection with the development of certain specific management and administrative policies for the overall operation of the Medical Group. The Operations Committee shall consist of six
(6) members. The Medical Group shall designate three (3) members of the Operations Committee, each of whom shall be a physician in the Medical Group, and the Management Company shall designate three (3) members of the Operations Committee. The business of the Operations Committee shall be conducted in accordance with the policies and procedures described in Section 8.4 hereof.

          8.2. AUTHORITATIVE FUNCTIONS OF THE OPERATIONS COMMITTEE.

          The Operations Committee shall perform the following functions, and the decisions of the Operations Committee with respect to such functions shall be binding on the Management Company and the Medical Group:

          (a) Approve the annual budgets for:

                  (i)      Billings and Collections

                  (ii)     Medical Group Costs

                  (iii)    Management Company Operating Costs

          (b) Approve costs and expenses that exceed the Management Company Operating Costs Budget.

          (c) Establish parameters and criteria with respect to the establishment and maintenance of relationships with institutional providers and payors and managed care contracts (except with respect to the establishment of professional fees).

          (d) Establish parameters and criteria with respect to:

                  (i)      Billings

                  (ii)     Claims submission

                  (iii)    Collections of fees

                  (iv)     Delinquent account collection policies

                  (v) Turnover of delinquent accounts to outside collection agencies


                  (vi)     Write-offs of account balances

                  (vii)    Claim review requests

                  (viii) "Insurance only" and other courtesy write-off policies

                  (ix)     Lien account collection policies

                  (x)      Student Athlete account policies

          (e) Approve the acquisition, replacement, relocation, or other disposition of Medical Equipment and FF&E, approve the integration of new technologies into the professional practice of the Medical Group as contemplated by Section 3.11 hereof, and approve the renovation and expansion of any offices of the Medical Group ("Tenant Improvements"); provided, however, that the approval of the Management Company also shall be required prior to (i) the acquisition of any Medical Equipment or FF&E (including any Medical Equipment or FF&E relating to the integration of new technologies into the professional practice of the Medical Group) if and to the extent that the aggregate cost of such items in any calendar year exceeds five percent (5%) of the Management Fee for such year, (ii) the undertaking of any Tenant Improvements relating to patient care facilities that cost more than $25,000 in the aggregate at any one of the Medical Group's office locations in any calendar year, or (iii) the undertaking of any other Tenant Improvements.

          (f) Establish parameters and criteria for off-site storage of files and records of the Medical Group.

          8.3. ADVISORY FUNCTIONS OF THE OPERATIONS COMMITTEE.

          The Operations Committee shall review, evaluate and make recommendations to the Medical Group and the Management Company with respect to the following matters:

          (a) Identification of physician subspecialties required for the efficient operation of the Medical Group; advice regarding all Medical Personnel employment and recruitment contracts to be utilized by the Medical Group.

          (b) Development of long-term strategic planning objectives for the Medical Group.

          (c) Public relations, advertising, and other marketing of Medical Group services, including design of exterior signs.

          (d) The establishment of fees for professional services and ancillary services rendered by the Medical Group.


          (e) Access and quality issues pertaining to ancillary services.

          (f) Insurance limits and insurance coverage of the Medical Group and the Management Company, as such coverage may relate to Medical Group operations and activities.

          (g) Any matters arising in connection with the operations of the Medical Group that are not specifically addressed in this Agreement and as to which the Management Company or the Medical Group requests consideration by the Operations Committee.

The recommendations of the Operations Committee with respect to the matters described in this Section 8.3 are intended for the advice and guidance of the Management Company and the Medical Group, and except as provided herein, the Operations Committee does not have the power to bind the Management Company or the Medical Group. Where discretion with respect to any matters is vested in the Management Company or the Medical Group under the terms of this Agreement, the Management Company or the Medical Group, as the case may be, shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Operations Committee. The Management Company and the Medical Group shall, however, take such recommendations of the Operations Committee into account in good faith in the exercise of such discretion.

          8.4. COMMITTEE POLICIES AND PROCEDURES.

          (a) The Medical Group shall designate one of its members to act as Chairman of the Committee, and the Management Company shall designate one of its members to act as Vice Chairman. Each party may substitute or change its designated Operations Committee members at any time upon notice to the other party, and any Operations Committee member may designate his or her own substitute at any meeting without notice. Each member shall have one vote and shall have the right to grant his or her proxy to another member of the Operations Committee. The Chairman, if present, shall preside at all meetings of the Operations Committee. In the absence of the designated Chairman, the Vice Chairman shall preside. The only powers of the Chairman and the Vice Chairman that differ from those of the other members of the Operations Committee shall be to call and preside over meetings in accordance with this Section 8.4.

          (b) The Operations Committee may hold meetings without call or formal notice at such times and places as a quorum of its members may from time to time determine. A meeting of the Operations Committee also may be called by at least two (2) members of the Operations Committee or by the Chairman or Vice Chairman thereof upon at least three (3) days' written notice to the other members of the Operations Committee. Such notice requirement shall be deemed waived with respect to any member of the Operations Committee who attends such meeting. Meetings may be held in person or by telephone. The Operations Committee also may act by written consent as provided in Section

8.4(c). Minutes shall be kept of all formal actions taken by the Operations Committee.

          (c) No action of the Operations Committee shall be effective unless authorized by the vote of four (4) or more members of the Operations Committee present or represented by proxy at the applicable meeting. A quorum of the Operations Committee shall be four (4) members, in person, by telephone, or by proxy, and a quorum must remain for the duration of the meeting. The Operations Committee may establish such procedures to act by written consent, without a meeting, as the Operations Committee determines are advisable, provided that all six (6) members (in person or by proxy) must sign any written consent.

          SECTION 9. OBLIGATIONS OF THE MEDICAL GROUP.

          The Medical Group shall perform the following obligations during the
Term:

          9.1. COMPLIANCE WITH LAWS.

          The Medical Group shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations to which they are subject. The Medical Group shall verify, with the assistance of the Management Company, that each physician and other Medical Personnel associated with the Medical Group for the purpose of providing medical care to patients of the Medical Group is licensed by the State of California. The Medical Group shall monitor the quality of medical care practiced by physicians and other health care personnel associated with the Medical Group. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician by any payor, patient, state or federal regulatory agency or any other person or entity, the Medical Group shall immediately inform the Management Company of such action and its underlying facts and circumstances.

          9.2. USE OF FACILITY.

          The Medical Group shall use and occupy any Facility (as defined below) exclusively for the practice of medicine, and shall comply with all applicable federal, state and local rules, ordinances and standards of medical care. The medical practice or practices conducted at any Facility described in clause (i) of the definition of the term "Facility" shall be conducted solely by Medical Personnel associated with the Medical Group, and no other physician or medical practitioner shall be permitted to use or occupy any Facility described in clause (i) below without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed. The term "Facility"

shall mean (i) any medical facility or laboratory controlled, managed or operated by the Management Company or (ii) any hospital at which any Medical Personnel practices medicine or maintains admitting privileges.

          9.3. CHOICE OF BRACES, SPLINTS, APPLIANCES, MEDICAL SUPPLIES, AND ALLOGRAFTS.

          The Medical Group shall have the exclusive control over the choice of vendors and products utilized with respect to all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, medical supplies and allografts.

          9.4. CHOICE OF RADIOLOGISTS, ANESTHESIOLOGISTS, HOSPITALS, PHYSICAL THERAPY, MRI, AND OTHER MEDICAL PROFESSIONALS AND FACILITIES.

         The Medical Group shall have exclusive control over the choice of specific physicians and facilities to be utilized by the Medical Group with respect to radiology, anesthesiology, hospitals, physical therapy, MRI, and other medical professionals and facilities; provided, however, that the foregoing shall not limit the provisions of Section 3.4(b) hereof.

          9.5. INSURABILITY.

          The Medical Group shall cooperate with the Management Company in (i) ensuring that its Medical Personnel are insurable or (ii) instituting proceedings to terminate within two business days any Medical Personnel who is not insurable or who loses his or her insurance eligibility. The Medical Group shall notify the Management Company in writing of any change in the insurance status of any Medical Personnel within two days after the Medical Group receives notice of any such change. The Medical Group shall require all Medical Personnel to participate in an on-going risk management program.

         9.6.     MEDICARE.

         The Medical Group shall cause all physicians to be participating providers and accept assignment under Medicare.

          9.7. ACCOUNTS RECEIVABLE; BILLING.

          From the Commencement Date, the Medical Group acknowledges and agrees that all accounts receivable of the Medical Group or its Medical Personnel shall be the property of the Management Company hereunder and the Medical Group and the Medical Personnel hereby transfer and assign all of their right, title and interest to such accounts receivable to the Management Company. The Medical Group's Medical Personnel shall be responsible for providing the appropriate current CPT4 coding with respect to the fee tickets prepared by such Medical Personnel.

          9.8. MEDICAL PERSONNEL HIRING.


          The Medical Group shall have the ultimate control over and responsibility for the hiring, compensation, supervision, evaluation and termination of its Medical Personnel; provided, however, that at the request of the Medical Group, the Management Company shall consult with the Medical Group regarding such matters.

          9.9. CONTINUING EDUCATION.

          The Medical Group and its Medical Personnel shall be solely responsible for ongoing membership in professional associations and continuing professional education. The Medical Group shall ensure that its Medical Personnel participate in such continuing professional education as is necessary for such physician or professional to remain current in his or her field of medical practice.

          9.10. PHYSICIAN FELLOWSHIP PROGRAM.

          The Medical Group shall have the ultimate control over and responsibility for the Physician Fellowship Program of the Medical Group, including but not be limited to fellow interviewing, hiring, termination, compensation, day-to-day supervision, and assignment of responsibilities and projects.

          9.11. CLINICAL RESEARCH.

          The Medical Group shall have the ultimate control over and responsibility for the clinical research program pertaining to patients of the Medical Group. This shall include but not be limited to research personnel interviewing, hiring, termination, compensation, day-to-day supervision, and assignment of responsibilities and projects. However, the Medical Group will cooperate with and take direction from the Management Company in its nationwide efforts to provide an effective disease management information system and outcome studies programs.

          9.12. SALES OF STOCK.

          The Eligible Parties shall give to Naresh Nagpal, M.D. and any venture capital firm providing funds to the Management Company the right to participate on a pro rata basis (based on the number of shares, whether preferred or common, calculated on an as-converted basis, held by Naresh Nagpal, M.D. and any such venture capital firm and by any other shareholders who hold the same rights that are conferred by this Section 9.12, including members of other physician groups) in any proposed sale of more than fifty percent (50%) of the stock in the Management Company held by the Eligible Parties to any unaffiliated third party or parties, and the Medical Group shall require the Eligible Parties to comply with the obligations set forth in this
Section 9.12; provided, however, that the obligations under this Section 9.12 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

          SECTION 10. CERTAIN COVENANTS.

          10.1. CHANGE OF CONTROL.

         During the Term of this Agreement, the Medical Group shall not enter into any single transaction (or group of related transactions undertaken pursuant to a common plan) involving [the admission of new partners, transfer of partnership interests], or reorganization or restructuring of the Medical Group if in any such case the effect would be to transfer a majority of the ownership interest in the Medical Group, without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed.

         10.2.    LEGEND ON SECURITIES.

          During the Term of this Agreement, any certificate or similar evidence representing an equity interest in the Medical Group issued by the Medical Group shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MANAGEMENT SERVICES AGREEMENT EFFECTIVE AS OF NOVEMBER 1, 1996, BETWEEN SOUTH TEXAS SPINAL CLINIC, P.A., A TEXAS PROFESSIONAL ASSOCIATION, AND BONE, MUSCLE AND JOINT, INC., A DELAWARE CORPORATION."

          The Management Company acknowledges that there is no certificate or other similar evidence representing equity interests in the Medical Group as of the Signature Date hereof. Nothing herein shall be construed as requiring the Medical Group to issue any certificate or other evidence representing an equity interest in the Medical Group (other than the Medical Group's [Name any agreements], or any replacement thereof, as amended from time to time).

          SECTION 11. RECORDS.

          11.1. MEDICAL RECORDS.

         Upon termination of this Agreement, the Medical Group shall retain all patient medical records maintained by the Medical Group or the Management

Company in the name of the Medical Group.

         11.2.    MANAGEMENT BUSINESS RECORDS.

          All books and records relating in any way to the operation of the Management Business which are not patient medical records shall at all times be the joint property of the Management Company and the Medical Group. The Management Company shall maintain custody of such records, and the Medical Group shall, upon its written request, be entitled to copies of any such records relating to the Management Services performed by the Management Company.

         11.3.    ACCESS TO RECORDS FOLLOWING TERMINATION.

          Following the termination of this Agreement, the Medical Group shall grant (to the extent permitted by law) to the Management Company, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, reasonable access (which shall include making photocopies) to the patient medical records described in Section 11.1 hereof and any other pertinent information regarding the Medical Group during the Term. Prior to accessing such patient medical records, the Management Company shall obtain any required patient authorization.

          Following the termination of this Agreement, the Management Company shall provide to the Medical Group, promptly upon the Medical Group's written request, photocopies of the Management Business records described in Section
11.2 hereof, and shall grant to the Medical Group, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, any other pertinent information regarding the Management Company during the Term.

          SECTION 12. INSURANCE AND INDEMNITY.

          12.1. PROFESSIONAL LIABILITY INSURANCE.

          During the Term, the Management Company shall, to the extent permitted by applicable law, procure and maintain for the benefit of itself and the Medical Group comprehensive professional liability insurance providing for (a) general liability coverage and (b) medical malpractice coverage with limits of not less than $200,000 per claim and with aggregate policy limits of not less than $600,000 covering the Medical Group and each of the Medical Personnel of the Medical Group (or such higher amounts as may be necessary to comply with any regulatory requirement and/or contractual requirement to which such Medical Personnel or the Medical Group may be subject), including coverage for claims made after the Commencement Date relating to events or occurrences at any time prior thereto. The parties hereto acknowledge that the Management Company is procuring the malpractice insurance referenced herein to ensure that the Management Company has protection in the event it is sued as a result of an act or omission of an employee of the Medical Group. The Management Company shall pay the premiums for such general and medical malpractice liability coverage, and the Management Company shall be designated as a co-beneficiary under such insurance policies.

          12.2. LIFE INSURANCE.

          The Management Company shall obtain a $500,000 life insurance policy for each duly licensed physician partner in the

Medical Group. The Management Company shall be designated as the beneficiary under such policies. The premiums for such policies shall be paid by the Management Company and shall not be included as Management Company Operating Costs or otherwise charged to the Medical Group.

          12.3. INDEMNIFICATION BY MEDICAL GROUP.

          The Medical Group shall indemnify, hold harmless and defend the Management Company, its officers, directors, shareholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Medical Group Services, including without limitation the performance of such services prior to the Commencement Date, (ii) any other acts or omissions of the Medical Group and its Medical Personnel, including without limitation any such acts or omissions that occurred prior to the Commencement Date, or (iii) any breach of or failure to perform any obligation under this Agreement or the Transaction Documents by the Medical Group and/or the Medical Personnel and/or their respective agents and/or subcontractors (other than the Management Company) during the Term.

          12.4. INDEMNIFICATION BY MANAGEMENT COMPANY.

          The Management Company shall indemnify, hold harmless and defend the Medical Group, its officers, directors, partners, members, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Management Services, (ii) any other acts or omissions of the Management Company and its employees or (iii) any breach of or failure to perform any obligation under this Agreement or the Transaction Documents by the Management Company and/or its partners, agents, employees and/or subcontractors (other than the Medical Group) during the Term.

          SECTION 13. TERMINATION.

          13.1. TERMINATION BY MEDICAL GROUP.

          The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"), (b) in the event the Management Company shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion, (c) in the event that any of the representations and warranties made by the Management Company in
Section 7 is untrue or misleading in any material respect, provided that the Medical Group shall have previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company shall not have cured such matter within thirty (30) days of such notice or (d) in the event that the sale of shares of the Management Company pursuant to its IPO is not consummated within forty-eight (48) months after the Commencement Date.

          13.2. TERMINATION BY MANAGEMENT COMPANY.

          The Management Company may terminate this Agreement effective immediately by giving written notice of termination to the Medical Group (a) in the event of a Bankruptcy Event relating to the Medical Group, (b) in the event the Medical Group shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Medical Group shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Medical Group by the Management Company or the Medical Group does not thereafter diligently prosecute such action to completion, (c) in the event that any of the representations and warranties made by the Medical Group in Section 6 is untrue or misleading in any material respect, provided that the Management Company shall have previously given written notice to the Medical Group describing in reasonable detail the nature of the item in question and the Medical Group shall not have cured such matter within thirty (30) days of such notice, or (d) in the event the Medical Group is excluded from the Medicaid or Medicare program for any reason.

          13.3. TERMINATION BY MEDICAL GROUP OR MANAGEMENT COMPANY.

          The Medical Group and the Management Company shall each have the right to terminate this Agreement effective immediately by giving written notice of termination to the other party pursuant to Section 28 of this Agreement.

          13.4. EFFECT OF TERMINATION.

          Upon the termination of this Agreement in accordance with the terms hereof, neither party hereto shall have any further obligation or liability to the other party hereunder, except as provided in Section 13.5 and in Section 27 hereof, and except to pay in full and satisfy any and all outstanding obligations of the parties accruing through the effective date of termination. In order to accomplish the foregoing, the Annual

Medical Group Compensation Amount described in Section 5.3(b) shall be calculated on or before the end of the fourth month following the termination date, rather than on or before April 30 as specified in Section 5.3(b), and the computation made under such section shall be made with respect to the portion of the year ending on the termination date (if the termination date is other than December 31). In making such computation, all Collections during January, February, and March of such year shall be excluded, and all Collections during the three-month period following termination shall be included. Additionally, any payment required under the terms of Section 5.3(b)(ii) shall be made within fifteen (15) days after the date by which the foregoing calculation is to be made, rather than on May 15.

          13.5. REPURCHASE OF ASSETS.

          Promptly following termination of this Agreement for any reason, the Management Company shall sell, transfer, convey, and assign to the Medical Group, and the Medical Group shall purchase, assume, and accept from the Management Company, at such price and upon such terms as may be agreed upon by the parties -- or, if the parties are unable to agree, at fair market value, determined in the manner set forth below -- all of the following items which are used in connection with the professional practice and related activities of the Medical Group and which, in the case of items (a), (b), (c) and (d), are physically located in any of the offices of the Medical Group, subject to any required consent from any third party having an interest therein:

          (a) the Medical Equipment owned by the Management Company;


          (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Management Company;

          (c) the Management Company's rights and interests in any equipment leased by the Management Company, subject to the

Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement;

          (d) the supplies owned by the Management Company;

          (e) the Management Company's rights and interests under all of the Office Leases, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement; and

          (f) the deposits of the Management Company relating to the Medical Group.

Fair market value of the above described assets shall be determined by an independent appraiser mutually agreed upon by the Medical Group and the Management Company; provided, however, that if the Medical Group and the Management Company are unable to agree upon such an appraiser, each of the parties shall select an appraiser and the two appraisers thus selected shall select a third appraiser. All of the appraisers shall appraise the assets, and for purposes of determining the purchase price, the highest and lowest appraisals shall be disregarded, and the remaining appraisal shall be used.

          SECTION 14. RESCISSION/DISENGAGEMENT

          14.1. RESCISSION/DISENGAGEMENT BY MEDICAL GROUP.

          (a) On (i) the earlier to occur of (A) the second (2nd) anniversary of the Commencement Date or (B) the filing by the Management Company of a Preliminary Prospectus for the initial public offering of its common stock with the Securities and Exchange Commission (the "Second (2nd) Anniversary") and (ii) the seventh (7th) anniversary of the Commencement Date (the "Seventh (7th) Anniversary"), the Medical Group, at its option, may rescind this Agreement and disengage itself from further participation in and from all of its obligations under the terms of this Agreement. The option may be exercised by the Medical Group by giving 30 days' prior written notice of rescission/disengagement to the Management Company, on or before the Second (2nd) or the Seventh (7th) Anniversary, as the

case may be, and by the Medical Group complying with provisions of Sections 14.1(c) through 14.1(d) below (subject however, to the performance of the obligations imposed upon the Management Company in Section 14.1(e) below). The effective date (the "Effective Date") of the rescission/disengagement shall be the date specified in the written notice (which shall be either the Second (2nd) Anniversary or the Seventh (7th) Anniversary).

          (b) Effect of Rescission/Disengagement. The effect of the rescission/disengagement by the Medical Group pursuant to the provisions of this
Section 14.1 shall be identical to the effect of termination, as described in
Section 13.4 of this Agreement.

          (c) Repurchase of Assets. Within 30 days following the Effective Date of the rescission/disengagement by the Medical Group, the Management Company shall, subject to the prior receipt of any required landlord and third party consents, sell, transfer, convey and assign to the Medical Group and the Medical Group shall purchase, assume and accept from the Management Company the property described and under the terms provided in Section 13.5 of this Agreement.

          (d) Repayment of Consideration. On or before the Effective Date of the rescission/disengagement, the Medical Group shall deliver to the Management Company the following:

                  (i)      Cash Consideration:

                    (A) Second (2nd) Anniversary: In the event the Medical Group exercises its option as of the Second (2nd) Anniversary, a dollar amount equal to the aggregate cash consideration received by the Medical Group or by the Eligible Parties (the amount of which is set forth opposite the name of each of the Eligible Parties on Schedule III hereto) from the Management Company upon execution of this Agreement, SAVE AND EXCEPT for that portion of the cash consideration payable under the terms of that one (1) certain Asset Purchase Agreement executed contemporaneously with the execution of this Agreement (the amount of which is also set forth opposite the name of each of the Eligible Parties on Schedule III hereto). The aggregate sum so determined shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company;

                    (B) Seventh (7th) Anniversary: In the event the Medical Group shall exercise its option as of the Seventh (7th) Anniversary, it shall have no obligation to return any portion of the cash consideration received by the Medical Group upon execution of this Agreement.


                  (ii)     Stock of Management Company:

                    (A) Second (2nd) Anniversary: In the event the Medical Group shall exercise its option as of the Second (2nd) Anniversary, all shares of stock of the Management Company received by the Eligible Parties associated with the Medical Group shall be returned and redelivered to the Management Company. In the event any portion of the shares to be returned and redelivered shall have been previously disposed of by the Eligible Parties associated with the Medical Group, the Fair Market Value (as defined in the Restricted Stock Agreement) of such portion, determined as of the Second (2nd) Anniversary, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company;

                    (B) Seventh (7th) Anniversary: In the event the Medical Group shall exercise its option as of the Seventh (7th) Anniversary, fifty percent (50%) of the shares of stock of the Management Company received by the Eligible Parties associated with the Medical Group upon execution of this Agreement shall be returned and redelivered to the Management Company. In the event any portion of the shares to be returned and redelivered shall have been previously disposed of by the Eligible Parties associated with the Medical Group, the Fair Market Value of such portion, determined as of the Seventh (7th) Anniversary, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company.

          (e) Repayment of Management Fee. The performance of the obligations of the Medical Group under the provisions of Sections 14.1(b) through (d) above shall be expressly subject to and conditioned upon the delivery from the Management Company to the Medical Group, in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Medical Group, of the following amount:

                (i) Second (2nd) Anniversary: In the event the Medical Group shall exercise its option as of the Second (2nd) Anniversary, the Management Company shall deliver to the Medical Group fifty percent (50%) of the Management Fees paid by the Medical Group under the terms of this Agreement after the Commencement Date and on or before the Second (2nd) Anniversary;

                (ii) Seventh (7th) Anniversary: In the event the Medical Group shall exercise its option as of the Seventh (7th) Anniversary, the Management Company shall have no obligation to return any portion of the Management Fees paid by the Medical Group under the terms of this Agreement.

                14.2. DISENGAGEMENT OF INDIVIDUAL MEMBER.

          On each of the Second (2nd) Anniversary and the Seventh (7th) Anniversary, a member of the Medical Group (the "Disengaging Member") may, at his option, disengage from further participation in and from further obligations under the terms and provisions of this Agreement. The option may be exercised by a Disengaging Member by giving written notice of his disengagement to the Management Company and by complying with the obligations imposed by Sections 14.2(b)-14.2(c) below (subject however, to the performance by the Management Company of the obligations imposed in
     Section 14.2(c)(iii) below). The Effective Date of the disengagement shall be the date specified in the written notice (which shall be either the Second Anniversary or the Seventh Anniversary).

          (a) Effect of Disengagement. The effect of the disengagement by the Disengaging Member pursuant to the provisions of this Section 14.2 shall, insofar as the Disengaging Member is concerned, be identical to the effect of termination, as described in Section 13.4 of this Agreement. However, the disengagement by the Disengaging Member shall have no effect upon the continuing rights and obligations of the Medical Group vis-a-vis the Management Company under the terms of this Agreement.

          (b) Repurchase of Assets. Within thirty (30) days after the Effective Date of the disengagement (that is, thirty

(30) days after the Second (2nd) Anniversary or the Seventh (7th) Anniversary, as the case may be), the Disengaging Member shall have the right, option and privilege to purchase the furnishings, fixtures, furniture and equipment contained in the Disengaging Member's personal office. Such option shall be exercised by notifying the Management Company in writing of the Disengaging Member's election to exercise the option and specifying the particular items of property which the Disengaging Member desires to purchase. The purchase price for such property items shall be determined in the manner provided in Section
13.5 of this Agreement.

          (c) Repayment of Consideration. On or before the Effective Date of disengagement, the Disengaging Member shall deliver to the Management Company the following:

                  (i)      Cash Consideration:


                    (A) Second (2nd) Anniversary: In the event the Disengaging Member exercises his option as of the Second (2nd) Anniversary, a dollar amount equal to the aggregate cash consideration received by the Disengaging Member (the amount of which is set forth opposite such Disengaging Member's name on Schedule III hereto) from the Management Company upon execution of this Agreement, SAVE AND EXCEPT for the Disengaging Member's portion of the cash consideration payable under the terms of that one (1) certain Asset Purchase Agreement executed contemporaneously with the execution of this Agreement (the amount of which is also set forth opposite such Disengaging Member's name on
          Schedule III hereto). The aggregate sum, so determined, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company;

                    (B) Seventh (7th) Anniversary: In the event the Disengaging Member shall exercise his option as of the Seventh (7th) Anniversary, he shall have no obligation to return any portion of the cash consideration received by such Disengaging Member upon execution of this Agreement.

                  (ii)     Stock of Management Company:

                    (A) Second (2nd) Anniversary: In the event the Disengaging Member shall exercise his option as of the Second (2nd) Anniversary, all shares of stock of the Management Company received by the Disengaging Member shall be returned and redelivered to the Management Company. In the event any portion of the shares to be returned and redelivered shall have been previously disposed of by the Disengaging Member, the Fair Market Value of such portion, determined as of the Second (2nd) Anniversary, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company;

                    (B) Seventh (7th) Anniversary: In the event the Disengaging Member shall exercise his option as of the Seventh (7th) Anniversary, fifty percent (50%) of the shares of stock of the Management Company received by the Disengaging Member upon execution of this Agreement shall be returned and redelivered to the Management Company. In the event any portion of the shares to be returned and redelivered shall have been previously disposed of by the Disengaging Member, the Fair Market Value of such portion, determined as of the Seventh (7th) Anniversary, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company.

                (iii) Repayment of Management Fee. The performance of the obligations of the Disengaging Member under the provisions of Sections 14.2(b) and 14.2(c) shall be expressly subject to and conditioned upon the delivery from the Management Company to the Disengaging Member, in cash, by cashier's of certified check or by wire transfer of good funds delivered to a depository institution designated by the Disengaging Member, of the following amount:

                    (A) Second (2nd) Anniversary: In the event the Disengaging Member shall exercise his option as of the Second (2nd) Anniversary, the Management Company shall deliver to the Disengaging Member, fifty percent (50%) of the Management Fees paid by the Medical Group under the terms of this Agreement and allocable to income of the Medical Group attributable to the Disengaging Member, after the Commencement Date of this Agreement and on or before the Second (2nd) Anniversary.

                    (B) Seventh (7th) Anniversary: In the event the Disengaging Member shall exercise his option as of the Seventh (7th) Anniversary, the Management Company shall have no obligation to return any portion of the Management Fees paid by the Medical Group under the terms of this Agreement.

          14.3. SUPPLEMENTAL RESCISSION/DISENGAGEMENT RIGHT.

          (a) If, on or before the Second (2nd) Anniversary, the Management Company shall be providing Management Services within the metropolitan San Antonio, Bexar County, Texas trade area for fewer than sixteen (16) medical doctors having areas of specialty providing musculo-skeletal services which are similar and complimentary to the areas of specialty represented by Management Company affiliated physicians and the Medical Group, then in such event this Agreement may be rescinded and terminated, at the election of the Medical Group. If it shall so elect by notice in writing to the Management Company, delivered on or before thirty (30) days before the Second (2nd) Anniversary, the Medical Group shall no longer participate in or be obligated under the terms and provisions of this Agreement if it shall comply with the provisions of Sections 14.3(c) through 14.3(d) below (subject however, to the performance by the Management Company of the obligations imposed in Section 14.3(e) below). In such case, the Effective Date of the rescission shall be the Second (2nd) Anniversary.


          (b) Effect of Rescission. The effect of the rescission of this Agreement pursuant to the provisions of this Section 14.3 shall be identical to the effect of termination, as described in Section 13.4 of this Agreement.

          (c) Repurchase of Assets. Within 30 days following the Effective Date of the rescission of this Agreement pursuant to the provisions of this Section 14.3, the Management Company shall sell, transfer, convey and assign to the Medical Group and the Medical Group shall purchase, assume and accept from the Management Company the property described and under the terms provided in
Section 13.5 of this Agreement.

          (d) Repayment of Consideration. On or before the Effective Date of the rescission of this Agreement, the Medical Group shall deliver to the Management Company the following:

                (i) Cash Consideration: A dollar amount equal to the aggregate cash consideration received by the Medical Group or by the Eligible Parties (the amount of which is set forth opposite the name of each of the Eligible Parties on Schedule III hereto) from the Management Company upon execution of this Agreement, SAVE AND EXCEPT for that portion of the cash consideration payable under the terms of that one (1) certain Asset Purchase Agreement executed contemporaneously with the execution of this Agreement (the amount of which is also set forth opposite the name of each of the Eligible Parties on Schedule III hereto). The aggregate sum so determined shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company.

                (ii) Stock of Management Company: All shares of stock of the Management Company received by the Medical Group or the Eligible Parties shall be returned and redelivered to the Management Company. In the event any portion of the shares to be returned and redelivered shall have been previously disposed of by the Medical Group or the Eligible Parties, the Fair Market Value of such portion, determined as of the Second Anniversary, shall be payable to the Management Company in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Management Company.

          (e) Return of Management Fee. The performance of the obligations of the Medical Group under the provisions of Section 14.3(c) and 14.3(d) above shall be expressly subject to and conditioned upon the delivery by the Management Company to the Medical Group of fifty (50%) of the Management Fees paid by the Medical Group after the Commencement Date of this Agreement and prior to or on the Second (2nd) Anniversary. Such sum shall be payable to the Medical Group in cash, by cashier's or certified check or by wire transfer of good funds delivered to a depository institution designated by the Medical Group.

          14.4. WAIVER OF RESCISSION/DISENGAGEMENT RIGHT.

         Notwithstanding anything contained herein to the contrary, the parties hereto expressly agree and acknowledge that if the Medical Group or any proposed Disengaging Member, as applicable, shall fail to deliver the notice of rescission/disengagement referenced in Sections 14.1-14.3 hereof within the time periods prescribed by said Sections, then the Medical Group or such proposed Disengaging Member, as the case may be, shall be deemed to have expressly and irrevocably waived its or his right to rescind and/or disengage from the Management Services Agreement pursuant to the applicable provisions of Sections 14.1-14.3 hereof.

         14.5.    CONTINUATION OF MANAGEMENT FEES

          The parties hereto acknowledge that in the event this Agreement is terminated or rescinded (or the parties disengage) pursuant to the provisions of
Article 13 or 14 hereof, the Management Company shall be entitled to all Management Fees otherwise payable hereunder for all services provided by the Medical Group through and including the date of such termination, rescission or disengagement. This provision shall survive any such termination, rescission or disengagement, and for purposes thereof, the parties agree that the transfer of funds provided for in Section 5.1 hereof shall continue until such time as the Management Company has collected all Management Fees to which it is entitled.

          SECTION 15. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         15.1.    NON-DISCLOSURE.

          Neither the Management Company nor the Medical Group, nor their respective employees, stockholders, consultants or agents shall, at any time after the execution and delivery hereof, directly or indirectly disclose any Confidential or Proprietary Information relating to the other party hereto to any person, firm, corporation, association or other entity, nor shall either party, or their respective employees, stockholders, consultants or agents make use of any of such Confidential or Proprietary Information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the parties hereto or any subsidiary or affiliate thereof. The foregoing obligation shall not apply to any information which a party hereto can establish to have (a) become publicly known without breach of this Agreement by it or them, (b) to have been given to such party by a third party who is not obligated to maintain the confidentiality of such information, or (c) is disclosed to a third party with the prior written consent of the other party hereto.

          15.2. CONFIDENTIAL OR PROPRIETARY INFORMATION.

          The term "Confidential or Proprietary Information" means all information known to a party hereto, or to any of its employees, stockholders, officers, directors or consultants, which relates to the Transaction Documents, patient medical and billing records, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein shall prevent a party hereto from furnishing Confidential or Proprietary Information pursuant to a direct order of a court of competent jurisdiction.

          SECTION 16. NON-COMPETITION.

          In consideration of the premises contained herein and the consideration to be received hereunder, and in consideration of and as an inducement to the Management Company to consummate the transactions contemplated hereby, the Medical Group hereby (a) agrees to the Non-Competition provisions attached hereto as Schedule VIII and (b) agrees to require each of the Eligible Parties, and each person who after the date hereof becomes entitled to receive shares (or options to receive shares) in the Management Company in connection with his or her performance of services for the Medical Group, to execute a Stockholder Non-Competition Agreement substantially in the form attached hereto as Exhibit B.

          SECTION 17.  OBLIGATIONS OF THE MANAGEMENT COMPANY

          17.1. NO PRACTICE OF MEDICINE.

          The Medical Group and the Management Company acknowledge that certain federal and state statutes severely restrict or prohibit the Management Company from providing medical services. Accordingly, during the Term, the Management Company shall not provide or otherwise engage in services or activities which constitute the practice of medicine, as defined in applicable state or federal law, except in compliance therewith.

          17.2. NO INTERFERENCE WITH PROFESSIONAL JUDGMENT.

          Without in any way limiting Section 17.1 hereof, during the Term, the Management Company shall not interfere with the exercise of professional judgment by any physician or other licensed health care professional who is a partner, employee, or contractor of the Medical Group, nor shall the Management Company interfere with, control, direct, or supervise any physician or other licensed health care professional in connection with the provision of Medical Services. The foregoing shall not preclude the Management Company from assisting in the development of professional protocols and monitoring compliance with policies and procedures that have been instituted in accordance with this Agreement.

          17.3. COMPENSATION COMMITTEE.

          The Management Company shall establish a compensation committee (the "Compensation Committee") which is comprised of members of the Board of Directors of the Management Company who are not employees of the Management Company. The compensation payable to the five (5) most highly compensated management employees of the Management Company shall be subject to the approval of the Compensation Committee.

          17.4. BUDGETS.

          The Board of Directors of the Management Company shall establish budgets for the expenses of the Management Company, and the approval of the Board of Directors shall be required in connection with any expenses in excess of any such approved budget; provided, however, that following consummation of an initial public offering of the Company's Common Stock, the responsibility of the Board of Directors with respect to such budgets shall be exercised in accordance with the standards applicable to the conduct of business of public companies.

          17.5. CONTRACTS WITH VENTURE CAPITAL FIRMS.

          The Management Company shall not enter into any consulting agreement or other contract or arrangement with any venture capital firm (or affiliate thereof) providing financing to the Management Company under which compensation will be payable to any such venture capital firm (or affiliate thereof).

          17.6. STOCK HELD BY CERTAIN INDIVIDUALS OR ENTITIES.

          Naresh Nagpal, M.D. and any venture capital firm providing funds to the Management Company ("Selling Shareholders") shall give to the Eligible Parties the right to participate on a pro rata basis (based on the number of shares, whether preferred or common, calculated on an as-converted basis, held by the Eligible Parties and by any other shareholders who hold the same rights that are conferred by this Section 17.6, including members of other physician groups) in any proposed sale of stock (whether preferred or common) in the Management Company from any of the Selling Shareholders to any unaffiliated third party or parties, and the Management

Company shall require the Selling Shareholders to comply with the obligations set forth in this Section 17.6; provided, however, that the obligations under this Section 17.6 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

          17.7. CONVERTIBLE PREFERRED STOCK.

          The Management Company shall not sell any common stock or take any other action the effect of which sale or other action would be to give a holder of convertible preferred stock the right to convert any number of shares of convertible preferred stock into a greater number of shares of common stock; provided, however, that the obligations under this Section 17.7 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

          17.8. REPRESENTATION ON BOARD OF DIRECTORS.

          The Management Company shall take such actions as may be necessary to provide that a physician member of the Medical Group may attend and observe meetings of the Management Company's Board of Directors; provided, however, that such physician member shall not be entitled to vote on any matters acted upon by the Management Company's Board of Directors; provided further, that the obligations under this Section 17.8 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

          SECTION 18. ASSIGNMENT.

          The Management Company shall have the right to assign its rights and delegate its obligations hereunder to any affiliate and to assign its rights hereunder to any lending institution from which the Management Company or any affiliate obtains financing for security purposes or as collateral. Except as set forth in the preceding sentence, neither the Management Company nor the Medical Group shall have the right to assign their respective rights and delegate their respective obligations hereunder without the prior written consent of the other party; provided, however, that after the consummation of an initial public offering of the Management Company's common stock, the Medical Group's consent shall not be required in connection with a sale of all or substantially all of the stock or assets of the Management Company or the merger, consolidation, or reorganization of the Management Company.

          SECTION 19. NOTICES.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile if also sent by nationally recognized overnight courier for next day delivery, addressed as follows:

         If to the Management Company:

                  Bone, Muscle and Joint, Inc.
                  4800 North Federal Highway, Suite 104D
                  Boca Raton, Florida  33431
                  Attention:  Naresh Nagpal, M.D., President

         with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attention:  Jeffrey S. Held, Esq.

         If to the Medical Group:

                  South Texas Spinal Clinic, P.A.
                  7614 Louis Pasteur
                  Suite 300
                  San Antonio, Texas 78229
                  Attention:  Steve Ensinger

         with a copy to:

                  Law Offices of Peter Wolverton
                  Nations Bank Plaza
                  300 Convent
                  Suite 1450
                  San Antonio, Texas 78285
                  Attention:  Peter Wolverton, Esq.

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

          SECTION 20. BENEFITS OF AGREEMENT.

          This Agreement shall bind and inure to the benefit of any successors to or permitted assigns of the Management Company and the Medical Group.

          SECTION 21. GOVERNING LAW; ARBITRATION.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

          (b) All disputes, controversies, differences or claims arising out of, relating to or in connection with this Agreement, or the breach thereof, except controversies involving less than $5,000, shall be finally settled by binding arbitration in San Antonio, Bexar County, Texas pursuant to the arbitration rules of the American Arbitration Association. Arbitration shall take place before three arbitrators with one arbitrator selected by each of the Management Company and the Medical Group and a third arbitrator selected by the two arbitrators chosen by the parties. The governing law of the arbitration shall be the law set forth in Section 21(a). Any award or decision rendered by the arbitrators shall clearly set forth the factual and legal basis for such award or decision. Judgment on the award or decision rendered by the arbitrators shall be non-appealable and enforceable in the Presiding District Court of Bear County, Texas. Each party shall bear its own legal and administrative costs and expenses relating to the arbitration and the Management Company and the Medical Group shall equally share the fees and expenses of the arbitrators and the administration of the arbitration by the American Arbitration Association.

          SECTION 22. HEADINGS.

          Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

          SECTION 23. ENTIRE AGREEMENT; AMENDMENTS.

          This Agreement and the various exhibits hereto and thereto, contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

          SECTION 24. ATTORNEYS' FEES.

          Notwithstanding anything contained herein to the contrary, in the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses, including arbitrators' fees and expenses, attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

          SECTION 25. COUNTERPARTS.

         This  Agreement  may  be  executed  in  counterparts,   and  each  such
counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          SECTION 26. WAIVERS.

          Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 27. SURVIVAL OF TERMINATION.

         Notwithstanding anything contained herein to the contrary, Sections 3.3(f), 3.6, 11, 12, 13.4, 13.5, 15, 16(a), 18, 19, 20, 21, 24, 26, 28, and this
Section 27 shall survive any expiration or termination of this Agreement.

          SECTION 28. CONTRACT MODIFICATION FOR PROSPECTIVE LEGAL EVENTS.

          In the event any state or Federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Medical Group and the Management Company shall amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If an amendment is not possible, either party shall have the right to terminate this Agreement. Any dispute between the parties hereto arising under this
Section 28 with respect to whether this Agreement violates any state or Federal laws or regulations shall be jointly submitted by the parties and finally settled by binding arbitration in San Antonio, Texas, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in Section 21. Any decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees shall be equally borne by the parties. Each party shall pay its own legal costs and fees in connection with such arbitration.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                                      SOUTH TEXAS SPINAL CLINIC, P.A.


                                      By: /s/ Gilbert R. Meadows, M.D.
                                         Gilbert R. Meadows, M.D.
                                         President


                                      BONE, MUSCLE AND JOINT, INC.


                                      By: /s/ Naresh Nagpal, M.D., President
                                         Naresh Nagpal, M.D., President
                                         and Chief Executive Officer


AGREED AND ACCEPTED BY
THE ELIGIBLE PARTIES
AS TO SECTIONS 4, 9.7,
14.1, 14.2, 14.3, 14.4
and 14.5:

/s/ Gilbert R. Meadows, M.D
----------------------------
Gilbert R. Meadows, M.D.

/s/ Jerjis J. Denno, M.D.
----------------------------
Jerjis J. Denno, M.D.

/s/ M. David Dennis, M.D.
---------------------------
M. David Dennis, M.D.


/s/ Paul T. Geibel, M.D.
----------------------------
Paul T. Geibel, M.D.

/s/ David M. Hirsch, D.O.
----------------------------
David M. Hirsch, D.O.

/s/ Gregg S. Gurwitz, M.D.
----------------------------
Gregg S. Gurwitz, M.D.

ACCEPTED AND AGREED
AS TO SECTION 17.6

/s/ NARESH NAGPAL, M.D.
----------------------------------------
NARESH NAGPAL, M.D.


DELPHI VENTURES III, L.P.

By:      DELPHI MANAGEMENT PARTNERS
         III, L.L.C., its General Partner

         By: /s/ Donald J. Lothrop, Managing Member
            Donald J. Lothrop, Managing Member


DELPHI BIOINVESTMENTS III, L.P.

By:      DELPHI MANAGEMENT PARTNERS
         III, L.L.C., its General Partner

         By: /s/ Donald J. Lothrop, Managing Member
             Donald J. Lothrop, Managing Member


OAK INVESTMENT PARTNERS VI, LIMITED
PARTNERSHIP

By:      OAK ASSOCIATES VI, LIMITED
         PARTNERSHIP, its General Partner

         By: /s/ Ann H. Lamont, Managing Member
            Ann H. Lamont, Managing Member



OAK VI AFFILIATES FUND,
LIMITED PARTNERSHIP

By:      OAK VI AFFILIATES, LLC,
         its General Partner


         By:/s/ Ann H. Lamont, Managing Member
            Ann H. Lamont, Managing Member

                                     Annex A
                           Medical Group Key Personnel



Gilbert R. Meadows, M.D.
Jerjis J. Denno, M.D.
C. Stuart Pipkin III, M.D.
Gregg S. Gurwitz, M.D.
Paul T. Geibel, M.D.
David M. Hirsch, D.O.
David Dennis, M.D.

                                     ANNEX B
                                     -------

                        to Management Services Agreement
                        --------------------------------


                        Management Company Key Employees
                        --------------------------------


Naresh Nagpal, M.D.

EXHIBIT F - -       Medical Equipment Master Lease

                                   ATTACHMENTS
                                   -----------



SCHEDULES
---------

SCHEDULE I                 --      New Ancillary Services -- Exceptions
SCHEDULE II                --      Management Company Operating Cost Budget
SCHEDULE III               --      Equity Participation
SCHEDULE IV                --      Draw Date and Draw Percentage
SCHEDULE V                 --      Management Fee -- Applicable Percentage
SCHEDULE VI                --      Professional Practice Cost Savings
SCHEDULE VII               --      Computation Example
SCHEDULE VIII              --      Non-Competition
SCHEDULE IX                --      Royalties
SCHEDULE 6.4               --      Financial Information
SCHEDULE 6.5               --      Absence of Undisclosed Liabilities
SCHEDULE 6.6               --      Absence of Changes
SCHEDULE 6.7               --      Tax Matters
SCHEDULE 6.8               --      Litigation, Etc.
SCHEDULE 6.10              --      Accounts Receivable; Accounts Payable
SCHEDULE 6.11              --      Labor Relations; Employees
SCHEDULE 6.12              --      Employee Benefit Plans
SCHEDULE 6.13              --      Insurance
SCHEDULE 6.14              --      Real Property
SCHEDULE 6.15              --      Burdensome Restrictions
SCHEDULE 6.16              --      Disclosure
SCHEDULE 7.2               --      Equity Investments
SCHEDULE 7.3(a)            --      Issued and Outstanding Stock
SCHEDULE 7.3(c)            --      Options; Conversion Rights
SCHEDULE 7.5               --      Permits, Authorizations, Consents, Approvals,
                                   Notifications, and Filings
SCHEDULE 7.6               --      Financial Information
SCHEDULE 7.7               --      Absence of Undisclosed Liabilities
SCHEDULE 7.8               --      Absence of Changes
SCHEDULE 7.9               --      Tax Matters
SCHEDULE 7.10              --      Litigation, Etc.
SCHEDULE 7.11              --      Compliance; Governmental Authorizations
SCHEDULE 7.12              --      Accounts Receivable; Accounts Payable
SCHEDULE 7.13              --      Labor Relations; Employees
SCHEDULE 7.14              --      Employee Benefit Plans
SCHEDULE 7.15              --      Insurance
SCHEDULE 7.16              --      Real Property

SCHEDULE 7.17              --      Burdensome Restrictions
SCHEDULE 7.18              --      Disclosure


ANNEXES
-------

ANNEX A                    --      Medical Group Key Personnel
ANNEX B                    --      Management Company Key Employees

EXHIBITS
--------

EXHIBIT A                  --       Asset Purchase Agreement
EXHIBIT B                  --       Stockholder Non-Competition Agreement
EXHIBIT C                  --       Restricted Stock Agreement
EXHIBIT D                  --       Assignment of Lease
EXHIBIT E                  --       Office Sublease
EXHIBIT F                  --       Medical Equipment Master Lease

                             INDEX OF DEFINED TERMS
                             ----------------------


Term                                                        Page
----                                                        ----

Additional Terms ...........................................  3
Administrative Personnel ................................... 16
Agreement ..................................................  1
Ancillary Division ......................................... 31
Ancillary Service Start-Up Costs ........................... 32
Ancillary Service Start-Up Period .......................... 32
Annual Draw Amount ......................................... 23
Annual Medical Group Compensation Amount ................... 23
Applicable Percentage ...................................... 26
Asset Purchase Agreement ...................................  1
Authorized Management Company Operating Costs .............. 28
Authorized Partners ........................................ 13
Balance Sheet .............................................. 35
Balance Sheet Date ......................................... 35
Bankruptcy Event ........................................... 81
Base Term ..................................................  3
Billable Items ............................................. 30
Billings ................................................... 24
BMJ Formation Documents .................................... 44
Budgets .................................................... 21
Certificate of Designation ................................. 44
Collections ................................................ 24

Commencement Date ..........................................  3
Compensation Committee ..................................... 70
Competitive Business .......................................101
Confidential or Proprietary Information .................... 69
Corporate Overhead ......................................... 27
Cost Savings ............................................... 96
Documents .................................................. 13
Draw Date .................................................. 93
Draw Percentage ............................................ 22
Eligible Parties ........................................... 21
Employee Plans ............................................. 42
Employees .................................................. 41
Equipment ..................................................  7
ERISA ...................................................... 42
Excluded Costs ............................................. 27

Facility ................................................... 59
FF&E .......................................................  7
Incentive Based Costs ...................................... 96
Internal Financial Statements .............................. 35
IPO ........................................................ 94
Management Business ........................................  1
Management Company .........................................  1
Management Company Balance Sheet ........................... 46
Management Company Balance Sheet Date ...................... 47
Management Company Bank .................................... 22
Management Company Costs ................................... 27
Management Company Employees ............................... 52
Management Company Key Employee ............................ 49
Management Company Operating Costs ......................... 27
Management Company Real Property ........................... 54
Management Company Returns ................................. 50
Management Company Transaction Documents ................... 44
Management Fee ............................................. 44
Management Services ........................................  2
Medical Business ...........................................  1
Medical Equipment ..........................................  7
Medical Equipment Master Lease Payments .................... 26
Medical Group ..............................................  1
Medical Group Bank ......................................... 12
Medical Group Collections Account .......................... 12
Medical Group Cost ......................................... 30
Medical Group Key Personnel ................................ 38
Medical Group Services ..................................... 24
Medical Group Transaction Documents ........................ 34
Medical Personnel .......................................... 19
MGC ........................................................ 94
Monthly Draw ............................................... 22
MSAs ....................................................... 86
New Ancillary Service Medical Equipment .................... 31
New Ancillary Services .....................................  9
New Medical Office ......................................... 29

New Medical Office-Start-Up Costs .......................... 29
New Ancillary Services .....................................  9
New Medical Office ......................................... 29

New Medical Office Start-Up Costs .......................... 29
New Medical Office Start-Up Period ......................... 29
Office Lease ...............................................  5
Office Sublease ............................................  5
Office Sublease Payments ................................... 26
OGC ........................................................ 94
Operating Account .......................................... 22
Professional Practice Cost Savings ......................... 26
Real Property .............................................. 43
Restricted Stock Agreement ................................. 83
Returns .................................................... 38
Review Financial Statements ................................ 35
SEC ........................................................ 94
Selling Shareholders ....................................... 71
Shares ..................................................... 87
Stock ...................................................... 80
Stockholders Agreement ..................................... 46
Tax ........................................................ 39
Taxes ...................................................... 39
Tenant Improvement ......................................... 56
Term .......................................................  3
Transaction Documents ...................................... 80
Unaudited Financial Statements ............................. 47



                         MANAGEMENT SERVICES AGREEMENT


                                    BETWEEN


                          BONE, MUSCLE AND JOINT, INC.


                                      AND


                        SOUTH TEXAS SPINAL CLINIC, P.A.

                        Effective as of November 1, 1996

                                                      AMENDMENT TO THE
                                                 MANAGEMENT SERVICES AGREEMENT
                                                 dated as of April 30, 1997,
                                                 between SOUTH TEXAS SPINAL
                                                 CLINIC, P.A., a Texas
                                                 professional association (the
                                                 "Medical Group"), and BONE,
                                                 MUSCLE AND JOINT, INC., a
                                                 Delaware corporation (the
                                                 "Management Company").

     Reference is made to the Management Services Agreement dated as of December 23, 1996, between the Medical Group and the Management Company (the "Management Services Agreement"). In connection with the performance of its obligations under the Management Services Agreement, the Management Company has negotiated a Loan and Security Agreement (the "Loan Agreement") with HCFP Funding, Inc. ("HCFP"), pursuant to which HCFP has agreed to provide revolving credit financing (the "Financing") to the Management Company. The Medical Group will benefit from the Management Company's access to funds under the Loan Agreement. HCFP and the Management Company have agreed that the collateral for the Financing will be the accounts receivable and the other rights to payment arising from the provision by the Medical Group of orthopedic medical and surgical services and related medical services to the general public (the "Accounts"). To induce HCFP to consummate the Financing, the Management Company and the Medical Group desire to clarify and confirm the rights of the Management Company in and to the Accounts, and the corresponding rights of the Management Company to pledge the Accounts and related assets to HCFP as security for the Financing under the Loan Agreement.

     NOW, THEREFORE, in consideration for the mutual agreements contained in this Amendment and in the Management Services Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Medical Group and the Management Company hereby agree as follows:

     SECTION 1. All capitalized terms used but not defined herein have the meanings ascribed thereto in the Management Services Agreement.

     SECTION 2. Section 3 of the Management Services Agreement is hereby amended by adding a new Section 3.19 to read as follows:

     "3.19 Ownership of Accounts; Security.

          (a) Notwithstanding anything to the contrary contained in this Agreement and in order to accommodate the procurement of financial credit by the Management Company, the Medical Group and the Management Company hereby acknowledge and agree that Sections 3.5 and 3.6 of this Agreement provide for the transfer to the Management Company of ownership of all accounts receivable and the other rights to payment arising from the provision by the Medical Group of orthopedic medical and surgical services and related medical services to the general public (the "Accounts"); provided, however, that the right to payment of Medicaid and Medicare receivables shall remain with the Medical Group in accordance with applicable Federal law. Accordingly, the Medical Group acknowledges and agrees that, except as set forth herein, the Management Company possesses all right, title and interest in and with respect to any and all now existing or hereafter acquired Accounts generated by the Medical Group in the operation of the medical practice that is the subject of this Agreement, together with all contract rights, chattel paper, documents, instruments, books, records, computer information and other general intangibles relating thereto (collectively, the "Collateral"). The ownership rights in the Collateral vested hereunder permit the Management Company to, among other things, grant liens, extend the time of payment of, or compromise or settle for cash, credit or otherwise, upon any terms, all or any part of the Collateral; provided, however, that the Management Company has acquired the net receivables and, therefore, shall not be liable to the Medical Group for any receivables that remain uncollected.

          (b) The Medical Group hereby confirms the powers granted to the Management Company as its agent pursuant to Sections 3.5 and 3.6 of this Agreement, and acknowledges that the Management Company shall, pursuant to the terms of a loan and security agreement (the "Loan Agreement"), grant a lender (the "Lender"), a first priority lien and security interest in and with respect to the Collateral, as security for the obligations of the Management Company under the Loan Agreement, and the Medical Group consents to the foregoing. The Medical Group agrees to execute any and all documents necessary to evidence the Lender's security interest in and with respect to all of the Collateral pursuant to the terms of the Loan Agreement, including, without limitation, UCC-1 financing statements. The Medical Group further agrees to cooperate with the Lender in all respects in the event the Lender seeks to enforce its rights and remedies under the Loan Agreement or any of the documents ancillary thereto, including granting the Lender access, to the extent permitted by law, to all books and records associated with the Collateral. So long as this Agreement is in effect, it shall not be necessary for the Lender to give the Medical Group notice of any changes in any of the agreements evidencing the financing arrangements between the Lender and the Management Company, as presently contemplated by the Loan Agreement, or with respect to any other financial arrangements between the Management Company and the Lender. Except as set forth below, the Medical Group will notify the Lender at least ten (10) business days prior to the termination or material modification of this Agreement, provided that any such modification or termination shall have no effect on the Medical Group's undertakings pursuant to paragraph (a) above and this paragraph (b) with respect to Accounts generated prior to the termination date."

          (c) The Medical Group and the Management Company hereby acknowledge that the rights to all of the Accounts generated by the Medical Group set forth in paragraph (a) above are granted to the Management Company in consideration of the Management Company's obligation to pay the Semi-Monthly Draw to the Medical Group and to perform the other obligations set forth in Section 5.3 of the Management Services Agreement. In the event that (i) the Medical Group receives from the Lender a Default Notice (as defined in the Tri-Party Agreement dated as of the date hereof (the "Tri-Party Agreement") among the Management Company, the Medical Group and HCFP Funding, Inc.) or (ii) the Medical Group does not receive the Semi-Monthly Draw on the applicable Draw Date, the Medical Group shall have the right (to be exercised in its sole discretion) to terminate this Agreement by written notice to the Management Company (with a copy to the Lender) of its decision to so terminate, which notice shall be delivered at least 15 days prior to the Termination Date (as hereinafter defined). Such termination shall be effective as of the date (the "Termination Date") that is 30 days after the last Draw Date on which the Medical Group received its Draw and shall revoke those rights of the Management Company set forth in
     Section 3.19(a) above, provided that such revocation shall only be applicable with respect to any Accounts generated after the Termination Date.

     SECTION 3. Section 5.1 of the Management Services Agreement is hereby amended by deleting the word "weekly" on the second line thereof and inserting the word "daily".

     SECTION 4. Section 5.2 of the Management Services Agreement is hereby amended by deleting the second sentence thereof.

     SECTION 5. Section 5.3(a) of the Management Services Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) Draw Payment.

          (i) On each Draw Date during the Term hereof occurring on or prior to May 1, 1997, the Management Company shall distribute to the Medical Group an amount equal to a percentage (the "Draw Percentage") of the Medical Group's total Billings for Medical Group Services provided during the previous month (the "Monthly Draw"). The Draw Percentage is set forth on
     Schedule IV and shall be adjusted as provided in Section 5.3(a)(iv).

          (ii) On each Draw Date during the Term hereof occurring after May 1, 1997, the Management Company shall distribute to the Medical Group an amount equal to the Draw Percentage times the Medical Group's total Billings for Medical Group Services provided during the two-week period ending immediately prior to the Draw Date (the "Semi-Monthly Draw").

          (iii) The Draw Dates for the Monthly Draw and the Semi-Monthly Draw are set forth on Schedule IV.

          (iv) Commencing May 15, 1998, and effective May 15 of each year thereafter, the Draw Percentage shall be adjusted to equal a fraction, the numerator of which is the Annual Medical Group Compensation Amount for the previous year, and the denominator of which is the total amount of Billings for the previous year."

     SECTION 6. Section 5.3(c) of the Management Services Agreement is hereby deleted.

     SECTION 7. Section 13.4 of the Management Services Agreement is hereby amended by inserting "Section 5.3(b)," on the third line thereof after the phrase "except as provided in".

     SECTION 8. Section 23 of the Management Services Agreement is hereby amended and restated in its entirety to read as follows:


          "SECTION 23. Entire Agreement; Amendments. This Agreement and the exhibits and schedules hereto contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by the Management Company and the Medical Group; provided, however, that in the case of any amendment with respect to Section 9.12 or Section 17.6 hereof, the signatures of all of those persons or entities that would be adversely impacted by such amendment shall also be required in order for such amendment to be effective."

     SECTION 9. Schedule IV to the Management Services Agreement is hereby amended and restated in its entirety as attached hereto as Annex I.

     SECTION 10. The parties hereto further acknowledge that, notwithstanding the terms and provisions of this Amendment, any and all checks, insurance payments, cash, cash equivalents and other instruments received by the Management Company in connection with the Accounts shall be deposited first into the Medical Group Collections Account pursuant to the terms of Section 3.6(a)(iv) of the Management Services Agreement and thereafter shall be transferred to the Operating Account as set forth in Section 5.1 of the Management Services Agreement.

     SECTION 11. Except as expressly provided in this Amendment, this Agreement remains in full force and effect in accordance with its terms.

     SECTION 12. The Medical Group hereby acknowledges and agrees that the Lender is a third party beneficiary of the rights and benefits of the Management Company arising under the Management Services Agreement as amended hereby, and that the execution of this Amendment is a material inducement to the Lender's agreement to enter into the Loan Agreement and to provide the Financing contemplated thereby.

     SECTION 13. This Amendment may be executed in more than one counterpart, and by the parties hereto in separate counterparts, and each such counterpart shall constitute an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

     SECTION 14. This Amendment shall by governed by, construed and interpreted in accordance with the laws of the State of Texas.

                                    * * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Management Services Agreement as of the date first above written. SOUTH


    TEXAS SPINAL CLINIC, P.A.


                                    By:
                                       ----------------------------------
                                       Gilbert R. Meadows, M.D.
                                       President


                                    BONE, MUSCLE AND JOINT, INC.



                                    By:
                                       ----------------------------------
            Name:
                                       Title:


                                    -------------------------------------
                                    Gilbert R. Meadows, M.D.


                                    -------------------------------------
                                    Jerjis J. Denno, M.D.


                                    -------------------------------------
                                    M. David Dennis, M.D.


                                    -------------------------------------
                                    Paul T. Geibel, M.D.


                                    -------------------------------------
                                    David M. Hirsch, D.O.


                                    -------------------------------------
                                    Gregg S. Gurwitz, M.D.

                                                                         ANNEX I


                                                                     SCHEDULE IV
                                            to the Management Services Agreement


                         Draw Dates and Draw Percentage


     During the period beginning on the Commencement Date and ending on May 1, 1997, the "Draw Date" shall be the first day of each month (or the business day immediately following, if such day is a Saturday, Sunday or other day on which banks in Florida or Texas are not open for business). During the period beginning on May 2, 1997 and ending on the date this Agreement is terminated pursuant to Section 3.19, 13 or 14, the "Draw Dates" shall be the first and the fifteenth day of each month (or the business day immediately following, if such day is a Saturday, Sunday or other day on which banks in Florida, Texas or Maryland are not open for business).

     The "Draw Percentage" is 38 percent.

  EXECUTION COPY
  --------------

                                                      AMENDMENT NO. 2 TO THE
                                                 MANAGEMENT SERVICES AGREEMENT
                                                 dated as of September 12, 1997,
                                                 between SOUTH TEXAS SPINAL
                                                 CLINIC, P.A., a Texas
                                                 professional association (the
                                                 "Medical Group"), and BONE,
                                                 MUSCLE AND JOINT, INC., a
                                                 Delaware corporation (the
                                                 "Management Company").


     Reference is made to the Management Services Agreement effective as of November 1, 1996 (as amended by Amendment No. 1 to the Management Services Agreement dated as of April 30, 1997, the "Management Services Agreement"), between the Medical Group and the Management Company, pursuant to which the Management Company has agreed to provide the Medical Group with certain management, administrative and other related services in connection with the Medical Business (as defined in the Management Services Agreement). The parties hereto desire to amend the Management Services Agreement to provide that the Management Company arrange for the provision of Technical Personnel (as hereinafter defined) to the Medical Group on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration for the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Medical Group and the Management Company hereby agree as follows:

     SECTION 1. All capitalized terms used but not defined herein have the meanings ascribed thereto in the Management Services Agreement.

     SECTION 2. Section 1.4 of the Management Services Agreement is hereby amended by deleting the reference to "California" in the second to last line thereof and replacing it with "Texas".

     SECTION 3. Section 3 of the Management Services Agreement is hereby amended by adding a new Section 3.20 thereto, to read in its entirety as follows:

     "3.20  Technical Personnel; Leased Employees.

          (a) Subject to the conditions set forth in this Section 3.20, the Management Company shall employ or contract with, or shall arrange for, and shall provide to the Medical Group as leased employees, such Technical Personnel (as defined below) as may reasonably be necessary for the conduct of the Medical Business.

          (b) For purposes of this Agreement, "Technical Personnel" means nurses, medical assistants, x-ray technicians, other technicians, and other personnel who perform diagnostic tests or other services that are covered by Medicare or by other third party payors when performed by an employee of a physician under the physician's supervision.

          (c) The Medical Group shall have the right to exercise, and shall exercise, such supervision and control over the activities of the Technical Personnel as may be necessary for the Technical Personnel to be considered leased employees under the Medicare program and under applicable law. Without limiting the generality of the foregoing, the Medical Group shall:

                 (i) have the right to have any Technical Personnel terminated from employment;

                 (ii) furnish the Technical Personnel with the equipment and supplies needed by the Technical Personnel for their work;

                 (iii) provide the Technical Personnel with any necessary training;

                 (iv) instruct the Technical Personnel regarding their activities performed for the Medical Group;

                 (v)   establish the hours of work for the Technical Personnel;

                 (vi)  approve vacation time and other time off from work; and

                 (vii) provide that degree of supervision as is required by Medicare and by other third party payors to satisfy applicable conditions for coverage thereunder.

          (d) With respect to each of the Technical Personnel, the Management Company shall verify or arrange for the verification of educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and Federal commissions.

     SECTION 4. Except as expressly provided in this Amendment No. 2, the Management Services Agreement remains in full force and effect in accordance with its terms.

     SECTION 5. This Amendment No. 2 may be executed in more than one counterparts, and by the parties hereto in separate counterparts, and each such counterpart shall constitute an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

     SECTION 6. This Amendment No. 2 shall by governed by, construed and interpreted in accordance with the laws of the State of Texas.


                                   * * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 to the Management Services Agreement as of the date first above written.


     SOUTH TEXAS SPINAL CLINIC, P.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     BONE, MUSCLE AND JOINT, INC.


                                     By:__________________________________
                                        Name:
                                        Title: